Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

IX

X

Province of Ontario’s Location in Canada

Province of Ontario’s Location in the World

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2024 was 16.1 million, or 39.1% of Canada’s population of 41.3 million. Since 2004, the populations of Ontario and Canada have both increased at an average annual rate of 1.3%. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.5% of its population (as of July 1, 2023). The population of the Greater Toronto Area, the most populous metropolitan area in Canada, was estimated to be 7.4 million on July 1, 2023.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 124 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four- year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 2, 2022. The Progressive Conservative Party currently has 79 seats in the Legislative Assembly, the New Democratic Party of Ontario has 28 seats, the Ontario Liberal Party of Ontario has 9 seats, the Green Party of Ontario has 2 seats, there are 6 Independent seats and there are 0 vacant seats. The current government of the Province is formed by the Progressive Conservative Party.

Constitutional Framework

Canada is a federation and its constitution establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi-independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some entities have borrowed in their own names in various capital markets, such as Ontario Hydro prior to its restructuring in April 1999, but this practice has become less common.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2023-24, approximately 16.7% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created organizations. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. The performance of organizations controlled by the Province, such as Government Business Enterprises (GBEs), hospitals, school boards and colleges, has a direct impact on the Province’s financial results. For example, as at March 31, 2024, approximately 23.0% (2023, 22.4%) of the Financial Assets of the Province could be attributed to GBEs.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

The Fiscal Sustainability, Transparency and Accountability Act, 2019 (the FSTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each fiscal year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FSTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

DETAILS OF REVENUE

For the year ended March 31, 2024

This schedule summarizes the sources of the Province’s revenue by main classification.

	2024 $	2023 $
TAXATION
Personal Income Tax	50,773,137,883	44,208,950,772
Sales Tax	39,863,572,263	36,091,621,437
Corporations Tax	23,139,506,785	27,790,838,198
Employer Health Tax	8,580,592,028	7,797,401,027
Education Property Tax	5,810,515,306	5,991,403,200
Ontario Health Premium	5,007,933,405	4,444,942,700
Land Transfer Tax	3,538,422,139	4,443,362,079
Gasoline Tax	1,620,352,343	2,103,283,238
Tobacco Tax	812,774,852	864,066,343
Beer, Wine and Spirits Tax	593,105,808	600,110,872
Electricity Payments-In-Lieu of Taxes	529,000,000	674,000,000
Fuel Tax	516,568,293	571,137,933
Estate Administration Tax	350,543,626	327,626,793
Ontario Portion of the Federal Cannabis Excise Duty	345,743,141	310,139,901
Corporation Preferred Share Dividend Tax	232,627,372	207,283,330
Mining Profits Tax	93,044,878	40,440,377
Provincial Land Tax	41,443,061	41,449,198
Gross Revenue Charge - Property Tax Component	5,141,337	4,537,866
Race Tracks Tax	3,668,870	3,908,930
Acreage Tax - The Mining Act	2,161,650	1,946,791

TOTAL TAXATION	141,859,855,041	136,518,450,985

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2023–24 is net of $641,921,883 in Ontario tax credits, excluding tax credits reported as expenses.

For 2024, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $51,446; 9.15% for taxable income over $51,446 and up to $102,894; 11.16% for taxable income over $102,894 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2023, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $49,231; 9.15% for taxable income over $49,231 and up to $98,463; 11.16% for taxable income over $98,463 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2022, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $46,226; 9.15% for taxable income over $46,226 and up to $92,454; 11.16% for taxable income over $92,454 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction.

Many Ontario non-refundable tax credit amounts are indexed annually. The Ontario Dividend Tax Credits are calculated after the provincial surtax and before the Ontario Tax Reduction. These credits are provided at a rate of 10% for eligible dividends and at a rate of 2.9863% for non-eligible dividends.

Those who owe a higher amount of Ontario personal income tax are subject to a surtax. For 2024, the surtax is equal to 20% of Ontario income tax in excess of $5,554, plus 36% of Ontario income tax in excess of $7,108. For 2023, the surtax is equal to 20% of Ontario income tax in excess of $5,315, plus 36% of Ontario income tax in excess of $6,802. For 2022, the surtax is equal to 20% of Ontario income tax in excess of $4,991, plus 36% of Ontario income tax in excess of $6,387.

If a tax filer’s Ontario tax exceeds their threshold amount, the Ontario Tax Reduction may reduce their Ontario tax. For 2024, the basic threshold amount is $286, and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $529. For 2023, the basic threshold amount is $274, and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $506. For 2022, the basic threshold amount is $257 and the additional amount for each dependent child age 18 and, under, and each disabled or infirm dependant, is $475.

The Harmonized Sales Tax (HST) is a single value-added tax based on the federal Goods and Services Tax. The provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. The federal government is responsible for the collection and administration of the tax, with HST revenues distributed to the Province based on a revenue allocation formula. Ontario also levies Retail Sales Tax of 8% on certain insurance premiums and 13% on private transfers of specified vehicles, which is collected and administered by the Province. The Sales Tax amounts reported by the Province are net of sales tax credits of $2,328,840,596.14 in 2023–24 and $1,553,086,852.03 in 2022–23.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premium tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5%. Active business income from manufacturing and processing, mining, logging, fishing and farming is subject to a lower CIT rate of 10%. Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 3.2% on the first $500,000 of active business income. The small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, that have more than $10 million and fully eliminated if more than $50 million of taxable capital employed in Canada in the previous year. The Province also levies a Corporate Minimum Tax (CMT), which is effectively a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% of a corporation’s adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premium Tax: Insurance companies are subject to a 2% insurance premium tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital employed in Ontario that exceeds a minimum capital allowance of $10 million, with corporate income tax and CMT creditable against this tax.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A tax exemption is provided for the amount of annual Ontario payroll paid by private sector employers, including their associated entities, up to a threshold level. The EHT exemption threshold for 2024 is $1 million. In 2021, the Ontario Government made permanent the temporary increase to the 2020 exemption from $490,000 to $1 million. The exemption will be adjusted for inflation, using the Ontario Consumer Price Index, on January 1, 2029 and, following that, every five years. Employers with annual Ontario payroll in excess of $5,000,000 are generally not eligible for the exemption.

Education property taxes are collected from taxpayers by municipalities and remitted to school boards for the purposes of funding a portion of elementary and secondary education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate of 0.153% for residential properties, in 2023. Rates for commercial, industrial, pipeline and landfill properties are set for each upper- and single-tier municipality. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $1,361,625,794.83 in property tax credits and grants in 2023–24 and $974,675,754 in 2022–23. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The Ontario Health Premium (OHP) helps the government make investments in the province’s health care system. OHP supports expenditure in areas of the health sector and is not earmarked by program area. In 2023–24, OHP revenue increased by $563 million to $5,008 million, up from $4,445 million in 2022–23. During the same period, expenses in the health sector increased by $6,972 million to $85,458 million, up from $78,486 million in 2022–23.

In 2023–24, revenue from the health premium was $5,008 million, or 5.9 per cent of the $85,458 million in total expenses for the health sector. This compares to $4,445 million or 5.7 per cent of $78,486 million in 2022–23. Below is a table that shows an example of how the health premium revenue could support investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2022–23 and 2023–24 were allocated proportionately across each expense area.

Example of How the Health Premium Could Support Investments in the Health Care Sector: OHP Revenue as a Share of Total Health Expenditures Applied Proportionately Across Expense Areas
($ Millions)	2023–24 5.9%	2022–23[1] 5.7%
Hospitals	1,554	1,332
OHIP	1,128	1,019
Home & Community Care and Mental Health & Addiction Services	504	444
Long–Term Care Homes	457	400
Ontario Drug Programs	353	314
Public Health, Cancer Treatment & Screening and Other	1,011	936
Total	5,007	4,445

The Ontario Health Premium is paid by individuals resident in Ontario on the last day of the taxation year. An individual’s Ontario Health Premium liability is:

•	when taxable income is less than or equal to $20,000, the premium is $0

•	when taxable income is greater than $20,000 and less than or equal to $36,000, the premium is equal to the lesser of (i) $300 and (ii) 6% of taxable income greater than $20,000

•	when taxable income is greater than $36,000 and less than or equal to $48,000, the premium is equal to the lesser of (i) $450 and (ii) $300 plus 6% of taxable income greater than $36,000

•	when taxable income is greater than $48,000 and less than or equal to $72,000, the premium is equal to the lesser of (i) $600, and (ii) $450 plus 25% of taxable income greater than $48,000

•	when taxable income is greater than $72,000 and less than or equal to $200,000, the premium is equal to the lesser of (i) $750 and (ii) $600 plus 25% of taxable income greater than $72,000 and

•	when taxable income is greater than $200,000, the premium is equal to the lesser of (i) $900 and (ii) $750 plus 25% of taxable income greater than $200,000.

Land Transfer Tax is collected on the transfer of land and is payable on the value of the consideration, which is generally the purchase price. Land Transfer Tax rates are 0.5% on the amount up to and including $55,000; 1% on the amount over $55,000, up to and including $250,000; 1.5% on the amount over $250,000, up to and including $400,000; and 2% on the amount over $400,000. For land with one or two single family residences, the tax rate on the amount over $2,000,000 is 2.5%. Eligible first-time homebuyers may receive a refund of Land Transfer Tax up to a maximum amount of $4,000. An additional Non-Resident Speculation Tax applies to the purchase or acquisition of an interest in certain residential property by individuals who are not citizens or permanent residents of Canada, or by foreign corporations (foreign entities) and taxable trustees. Non-Resident Speculation Tax exemptions and rebates may be available if taxpayers meet specific eligibility requirements. The Non-Resident Speculation Tax rate was increased from 20% to 25%, effective October 25, 2022. Binding agreements of purchase and sale entered into before October 25, 2022, may be eligible for relieving transitional provisions.

[1]	Amounts restated to reflect changes in calculations of published information for 2022–23.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The tax rate for gasoline is 14.7 cents per litre (temporarily reduced to 9 cents per litre from July 1, 2022 to December 31, 2024). The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel is 6.7 cents per litre, except in Northern Ontario (the geographic areas of Algoma, Cochrane, Kenora, Manitoulin, Nipissing, Parry Sound, Rainy River, Sudbury, Thunder Bay and Timiskaming) where the tax rate is 2.7 cents per litre. Gasoline tax is pre-collected by registered collectors and importers.

Tobacco Tax covers all forms of tobacco products. The specific tax rate is 18.475 cents per cigarette or per gram or part gram of fine cut tobacco and all other tobacco products except cigars. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry-designated tobacco and cigar wholesalers.

Fuel Tax is levied on clear middle distillate petroleum fuels, such as those used in diesel-powered vehicles. The fuel tax rate is 14.3 cents per litre (temporarily reduced to 9 cents per litre from July 1, 2022 to December 31, 2024). The tax rate is 4.5 cents per litre for fuel used in railway equipment. Fuel Tax is pre-collected by registered collectors and importers.

Beer, Wine and Spirits Taxes apply on purchases where the Liquor Control Board of Ontario (LCBO) is not the retailer or wholesaler of the alcohol product. Beer taxes apply on purchases of beer from a beer manufacturer’s on-site store, brew pub, the Beer Store, or a licensed establishment. Wine taxes apply on purchases of wine and wine coolers from on and off-site winery retail stores. Spirits taxes apply on purchases of spirits and spirits coolers from a spirits manufacturer’s on-site store.

Ontario Power Generation Inc. and its subsidiaries and municipal electricity utilities that are exempt from regular corporate income taxes are liable to make payments in lieu of federal and provincial corporate tax (PILs) to the Ontario Electricity Financial Corporation (OEFC). PILs are equal to regular federal and Ontario corporate income taxes that are levied under the Income Tax Act (Canada), the Corporations Tax Act and the Taxation Act, 2007 on entities that are not tax exempt.

OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. As a result of an initial public offering of Hydro One common shares in 2015, Hydro One ceased to be exempt from federal and provincial corporate income taxes and is no longer subject to the PILs regime. The Minister of Finance is required by statute to make payments to the OEFC equal to the amount of provincial tax payable by Hydro One Inc. under the Taxation Act, 2007.

Ontario Power Generation (OPG), Hydro One and municipal electricity utilities also make payments in lieu of additional municipal and school taxes to the OEFC.

The federal government remits to the province 35 per cent of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee or a small estate certificate (both referred to as an “estate certificate”) by an Ontario court. For applications for an estate certificate made on or after January 1, 2020, there is no tax payable if the value of the estate is $50,000 or less. For estates valued over $50,000, the amount of tax is equal to $15 for each $1,000 (or part thereof) of the value of the estate exceeding $50,000. For applications made before January 1, 2020, the amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000. If the value of the estate does not exceed $1,000, the estate is exempt from this tax.

Ontario levies a mining tax on profits in excess of $500,000 derived from the extraction of mineral substances raised and sold by operators of Ontario mines. The $500,000 annual deduction must be shared by associated corporations. The tax rate on taxable profit subject to mining tax is 10% for non-remote mines and 5% for remote mines. A mining tax exemption on up to $10 million of profit during an exempt period is available for each new mine. The exempt period for a new non-remote mine is three years and the exempt period for a new remote mine is 10 years. The mining tax exemption is also available for a major expansion of an existing non-remote mine. Mining tax does not apply to diamond mining. Diamonds are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale.

Provincial Land Tax is levied on land in areas outside of municipal boundaries at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified as defined by the Assessment Act.

The Cannabis Excise Duty is levied by the federal government on cannabis products, payable by the federal licensee that packages the cannabis products (typically the producer) or, in the case of imports, payable by the importer, owner or other person liable under the Customs Act (Canada). The federal government is responsible for the collection and administration of the tax. For dried cannabis flower, the excise duty rate is the greater of $1/gram or 10% of the federal licensee’s selling price for the packaged product when delivered to a purchaser, and for edibles, extracts and topicals, the excise duty rate is $0.01 per milligram of tetrahydrocannabinol (THC). Different rates apply for other product types. Ontario receives 75% of the excise duty collected on cannabis products intended for sale in Ontario, plus an additional sales tax adjustment of 3.9% on the federal licensee’s selling price.

Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced by the Gross Revenue Charge (GRC), which is levied on the gross revenues of hydro-electric generating stations.

The Property Tax component of the GRC payable to the OEFC is included as PILs on consolidation to the Province and the Property Tax component of the GRC payable to the Province is reported under Taxation revenue. The Water Rental component of the GRC is included under Other Revenue – Royalties.

The Race Tracks Tax is levied at the rate of 0.5% on all wagers made in Ontario, and is collected and remitted to the Province.

The Mining Land Tax is a tax levied under the Mining Act, on lands or mining rights liable under the Act, at a rate of $4 per hectare per year.

	2024 $	2023 $
GOVERNMENT OF CANADA
Canada Health Transfer	19,286,456,496	17,524,903,200
Canada Social Transfer	6,407,356,000	6,178,384,000
Canada-Wide Early Learning and Childcare	2,031,269,966	1,272,072,005
Shared Health Priorities	935,037,500	—
Labour Market Development Agreement	791,749,181	790,049,286
Direct Transfers to Broader Public Sector Organizations	625,116,049	530,475,510
Infrastructure Programs	608,856,311	768,630,062
Aging with Dignity	462,237,019	—
Equalization	420,860,000	—
Workforce Development Agreement	356,828,074	390,812,114
Indian Welfare Services Agreement	332,261,812	342,115,599
Social Housing	217,562,153	263,273,241
Early Learning and Childcare	207,769,445	270,375,905
Bilingualism Development	186,613,408	163,167,353
Legal Aid - Criminal	70,707,080	61,190,384
Youth Criminal Justice	67,495,580	66,959,720
Canadian Agricultural Partnership	44,486,289	50,731,501
Student Assistance	27,759,853	25,395,383
Immigration Holds Agreement	5,148,900	5,818,747
Home Care and Mental Health	—	465,742,194
Other	1,250,250,150	2,093,866,945

TOTAL GOVERNMENT OF CANADA	34,335,821,266	31,263,963,150

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014–15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007–08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

In March 2022, Ontario reached a six-year, $13.2 billion Canada-Ontario Canada-wide Early Learning and Child Care (CWELCC) agreement with the federal government to make high-quality child care more affordable, accessible and inclusive for Ontario’s families. In April 2022, fees for eligible children in participating licensed child care were reduced by up to 25 per cent, through retroactive rebates to parents between May and December. In December 2022, fees for families were further lowered by up to 50 per cent. Child care fees will be further reduced for children under the age of six to an average of $10 per day by end of fiscal year 2025 to 2026.

The Shared Health Priorities bilateral agreement (“Canada-Ontario Agreement to Work Together to Improve Health Care for Canadians”) supports ongoing provincial initiatives to improve health care services in Ontario, such as increased access to family health services, growing the health workforce, improving mental health and addictions services, and expanding access to digital health services. Starting in 2023-24, the Shared Health Priorities bilateral agreement would provide funding for mental health and addictions services that was previously committed under the 2017 Home and Community Care and Mental Health and Addictions Services Bilateral Agreement.

The Labour Market Development Agreement (LMDA) provides funding to Ontario to support the design and delivery of employment and training programs to benefit insured participants (as defined in Part II of Canada’s Employment Insurance Act) and to fund support measures to help clients obtain employment, facilitate labour market partnerships and support research and innovation activities. The LMDA is an ongoing agreement. Additional funding secured through the 2017–18 renegotiation of the agreement expired in 2022–23. One additional year of the top-up funding was secured for 2023–24.

Direct Transfers to Hospitals, School Boards and Colleges (BPS Organizations) represent federal government funding to BPS Organizations for research, long term and complex hospital care for veterans, enhanced community care for Northern Ontario, Language Instruction for Newcomers to Canada (LINC), Employment Assistance, and post-secondary education programs.

Infrastructure funding to Ontario is provided through the Investing in Canada Infrastructure Program (ICIP), agreement for the Investment in Affordable Housing, Post-Secondary Institutions Strategic Investment Fund, Building Canada Fund, Clean Water and Wastewater Fund, Public Transit Infrastructure Fund, National Housing Strategy, and other federal provincial infrastructure programs. These agreements support the construction, renewal, improvement and expansion of the Province’s physical capital, including roads, bridges, public transit, affordable housing and water systems. In May 2024, Ontario and the federal government reached an agreement to defer a portion of the 2023-24 revenue under this line (i.e. the National Housing Strategy funding) to future years.

The Aging with Dignity (AWD) bilateral agreement supports the continuity of expanded home and community care services, as well as increased stability within Long-Term Care and Standards. Starting in 2023-24, the AWD would provide funding for home and community care services that was previously committed under the 2017 Home and Community Care and Mental Health and Addictions Services Bilateral Agreement.

Equalization is the Government of Canada’s transfer program for addressing fiscal disparities among provinces. Equalization payments are unconditional – receiving provinces are free to spend the funds according to their own priorities.

The Workforce Development Agreement (WDA) funds training and skills development for Ontarians, including those in need of essential skills development, and programming for people with disabilities, youth, newcomers and adult learners. Additional funding secured through the 2017–18 renegotiation of the agreement expired in 2022–23. One additional year of the top-up funding was secured for 2023–24.

The Memorandum of Agreement Respecting Welfare Programs for Indians (Indian Welfare Services Agreement, 1965) is a bilateral cost-sharing agreement under which Canada reimburses Ontario for a portion of expenditures incurred to provide eligible social services to status First Nation individuals living on reserve (and off reserve for up to 12 months). The Agreement recognizes a shared Ontario-Canada commitment to make available to status First Nation individuals living on reserve, and to those who have moved off reserve for up to one year, eligible social services programs that are available to the population of the province not living on reserve. As this is a bilateral agreement between Canada and Ontario, First Nations are not signatories to the Agreement. The Agreement outlines a formula to determine Canada’s financial contribution for services in four program areas outlined in the Agreement, that are provided and funded by Ontario: child protection and child welfare prevention, child care, financial/employment assistance (Ontario Works) and homemakers and nurses services.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing low-rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

In June 2017, Ontario signed the Early Learning and Child Care (ELCC) Agreement. Ontario’s Action Plan under the ELCC supports a shared commitment by the Ontario and Federal governments to provide investments in early learning and child care to increase quality, accessibility, affordability, flexibility, and inclusivity, with prioritization for children aged 0-6 years old. In August 2021, the current ELCC agreement was renewed for four additional years, from April 1, 2021, to March 31, 2025. Under the renewed agreement, Ontario will receive a total of $764.5 million in federal funding over four years.

Bilingualism Development reimbursements are the federal government’s portion of the costs of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

Youth justice programs are ongoing and mandated under the federal Youth Criminal Justice Act. Programs are delivered by the Ministry of Children, Community and Social Services and/or Transfer Payment Partners. As the administration of justice is a joint responsibility between the federal government and the provinces and territories, a portion of the Ontario expenditures are submitted for funding support through a Contribution Agreement with federal Department of Justice on an annual basis.

The Canadian Agricultural Partnership (CAP) is a five-year federal-provincial-territorial commitment to support Ontario’s agri-food and agri-products sectors that focuses on the key priority areas of economic development, environmental stewardship, and protection and assurance. CAP came into effect on April 1, 2018 and replaced Growing Forward 2.

Student Assistance includes the Canada Student Grant for Services and Equipment for Students with Permanent Disabilities and the administration of Canada Student Loans Program.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

Targeted federal funding for access to home and community care and mental health and addictions services is provided to Ontario, beginning in 2017–18, over a 10-year period. This funding is guided by a Common Statement of Principles on Shared Health Priorities that all provinces and territories agreed on. Starting in 2023-24, this funding will be reported as part of the Shared Health Priorities and Aging with Dignity agreements noted above.

Other payments from the federal government included, among others:

a)

A one-time payment of $776.3 million, provided as part of the overarching agreement in principle on Working Together to Improve Health Care for Canadians which Canada and Ontario announced on February 23, 2023.

b)

Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, Veteran Priority Access Beds Agreement, Firearms Control Agreement, and Canadian Families Justice Fund for family law services;

c)	Annual subsidies under the Constitution Act, 1907;

d)	Interest on the Common School Fund.

FEES, DONATIONS AND OTHER REVENUES FROM BROADER PUBLIC SECTOR ORGANIZATIONS	2024 $	2023 Restated[1] $
Hospitals	4,712,781,030	4,764,894,870
School Boards	1,568,722,018	1,378,511,313
Colleges	6,717,932,934	5,157,978,093
Children’s Aid Societies[2]	71,885,496	193,137,963

TOTAL FEES, DONATIONS AND OTHER REVENUES FROM BROADER PUBLIC SECTOR ORGANIZATIONS	13,071,321,478	11,494,522,239

1 Restated actual due to change in accounting policy by adopting new accounting standards in 2023-24.

2 In 2022–23, Children’s Aid Societies are consolidated into the Ministry of Children, Community and Social Services.

Fees, Donations and Other Revenues from Hospitals, School Boards, Colleges and Children’s Aid Societies (BPS Organizations) represent third-party revenues that BPS Organizations received from the public such as patient fees, tuition fees, ancillary services, donations and other revenues from non-provincial sources.

INCOME FROM GOVERNMENT ENTERPRISES	2024 $	2023 $
Liquor Control Board of Ontario	2,574,042,000	2,457,257,000
Ontario Lottery and Gaming Corporation	2,368,878,465	2,504,635,000
Ontario Power Generation Inc	1,564,000,000	364,000,000
Hydro One Limited	499,883,199	485,622,731
Ontario Cannabis Retail Corporation	244,314,000	234,360,792
iGaming Ontario	176,361,000	87,223,000

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	7,427,478,664	6,133,098,523

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages gaming on behalf of the Province of Ontario, including: lottery, land-based gaming, and digital gaming through its site OLG.ca.

The Liquor Control Board of Ontario (LCBO) regulates the purchase, sale and distribution of liquor for home consumption and liquor sales to licensed establishments through LCBO stores, Brewers Retail stores and winery retail stores throughout Ontario. The LCBO buys wine and liquor products for resale to the public, tests all products sold and establishes prices for beer, wine and spirits based on alcohol suppliers’ quotes.

Hydro One Incorporated (now a subsidiary of Hydro One Limited) and Ontario Power Generation Incorporated (OPG) were created as part of the restructuring of the former Ontario Hydro. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

Ontario Cannabis Retail Corporation (OCRC), operating as the Ontario Cannabis Store (OCS), is the provincial online retailer of recreational cannabis and the exclusive wholesaler of recreational cannabis to the Province’s authorized private retail stores. Its net income is generated from the sale of recreational cannabis.

iGaming Ontario (iGO) conducts and manages online gaming and promotes responsible gambling in Ontario in accordance with the Criminal Code (Canada) and the Gaming Control Act, 1992 and the regulations made under those Acts. iGO enters into operating agreements with private gaming operators as its agents solely to operate websites that offer, on behalf of iGO, online games to players in the Province of Ontario.

	2024 $	2023 Restated[1] $
OTHER REVENUE
Sales and Rentals	1,565,700,252	1,230,591,361

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,222,175,507	1,239,506,240
Other Fees and Licences:
Personal Property Security Act	61,070,034	59,019,633
Companies - Incorporations	31,280,908	29,680,719
Local Registrars	12,370,773	13,669,026
Gaming Revenues	3,090,536	3,288,225
Drive Clean	—	454,350
Other	1,262,321,123	1,126,176,393

Total Fees, Licences and Permits	2,592,308,882	2,471,794,586

Royalties:
Gross Revenue Charge - Water Rental Component	127,796,748	120,138,119
Teranet - Polaris Royalties	43,821,554	46,497,125
Crown Charges - Forestry	53,811,767	107,228,641
Other Royalties	94,215,535	60,812,563

Total Royalties	319,645,604	334,676,447

Recovery of Prior Years’ Expenditures	1,601,292,198	1,172,414,727

Reimbursement of Expenditures	1,131,409,998	1,031,483,345

Miscellaneous:
Independent Electricity System Operator Revenue	247,769,740	214,224,271
Fines and Penalties	75,538,004	72,162,075
Power Supply Contract Recoveries	40,550,000	47,972,000
Other	1,667,805,463	901,233,448

Total Miscellaneous	2,031,663,207	1,235,591,794

TOTAL OTHER REVENUE	9,242,020,141	7,476,552,260

1 Restated actual due to change in accounting policy by adopting new accounting standards in 2023-24.

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees mainly include vehicle registration, vehicle validation, driver, and carrier fees. Vehicle registration and validation fees are for the authorization to operate a motor vehicle on a public road. Driver fees consist primarily of driver licence and its renewals. Carrier fees consist primarily of commercial vehicle operators registration fees for the authorization to operate a commercial vehicle on a public road.

Personal Property Security Registration service fees are remittances for the registration of security interests and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

Companies’ service fees are remittances for registration and search services pertaining to corporations, limited partnerships and other unincorporated entities. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering operators, gaming-related and non-gaming-related suppliers, trade unions and gaming employees of gaming sites for the charitable, commercial and iGaming sectors. Also included are fees for issuing lottery licenses to eligible charitable and/or religious organizations.

Effective January 1, 2001, holders of water power leases are required to pay a water rental charge calculated at a rate of 9.5 per cent on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge - Water Rental component referenced on page 1-5.

Teranet – Polaris Royalties - The Province completed the sale of its 50% ownership in Teranet in 2003–04. In 2010–11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50-year extension beyond the original term. $1 billion in cash was received from Teranet in 2010–11 for it to retain exclusive rights related to the operation of the electronic land registration system. This amount represents deferred royalties to be amortized over a 56-year period from fiscal 2011–12 to 2066–67. The annual amortization for the extension is $18 million.

As negotiated in the extension agreement between Teranet and the Province, effective for the period starting from April 1, 2017, Teranet resumed making royalty payments to the Province. The royalty payment is based on a percentage of various eligible Teranet revenues paid on a quarterly basis. The royalty stream is to be in place until the end of Teranet’s exclusive licence term in 2067.

In 2023–24, the Province reported a total of $43.8 million ($46.5 million in 2022–23) in royalty revenue from Teranet.

The Province has monetized the Ontario Business Registry (OBR) data by issuing licenses to two Service Providers. Through contracts between the Province and each Service Provider, the Province grants a limited non-exclusive, non-assignable and non-transferable license to access the OBR; and use the information and Licensed Government Data contained in the OBR for provision and delivery of government products and services to the Service Provider’s service clients. In return the Service Providers are required to remit to the Province a royalty on all revenue earned through the sale of Value-added Products or Services (VAPs) developed by the Service Provider.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2023–2024 was set at $5.64, or $0.74 or zero (for bioproducts only) per cubic metre depending on the tree species and commodity group. The $0.74 per cubic metre rates were assessed on timber species that are in over-supply due to relatively low market value, have limited application, and/or are harvested primarily for forest improvement purposes. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $27.64 per cubic metre, depending on different species groups and product sectors.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2023–2024 the FRI rate was set at either $2.50 or $0.74, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses, until a targeted $10 million contribution to the FRI account is achieved. After reaching the intended $10 million level, the FRI charge is set to zero.1 The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

[1]	The only exception to this rule is bioproducts sector, for which FRI is collected at the rate of $0.59/m3 throughout the fiscal year.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal year-end in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the OEFC, the legal continuation of the former Ontario Hydro.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts.

The Independent Electricity System Operator (IESO) was established by the Electricity Act, 1998. It operates independently as a non-profit corporation without share capital. Licensed by the Ontario Energy Board (OEB), it reports to the legislature through the Ministry of Energy and Electrification. The IESO directs the operation and maintains the reliability of the province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid.

	2024	2023
TOTAL REVENUES	$205,936,496,582	$192,887,152,715

SUMMARY OF REVENUE BY MAIN

For the year ended

Ministry	Taxation $	Government of Canada $	Income from Government Enterprises $	Reimbursement of Expenditures $	Fees, Licences and Permits $	Sales and Rentals $
Agriculture, Food and Rural Affairs	—	45,481,378	—	59,633	541,351	—
Assembly, Office of the	—	—	—	—	—	77,175
Attorney General	—	97,560,382	—	90,459,587	152,291,960	159,697
Cabinet Office	—	—	—	—	775	—
Chief Electoral Officer, Office of the	—	—	—	—	—	—
Children, Community and Social Services	—	471,569,904	—	7,335,960	1,026,804	—
Citizenship and Multiculturalism	—	—	—	—	—	—
Colleges and Universities	—	126,551,668	—	671,580	2,659,762	—
Economic Development, Job Creation and Trade	—	—	—	375	1,444,219	48,668
Education	—	2,429,775,525	—	—	1,056,010	—
Energy and Electrification	—	—	334,828,435	—	1,387	5,852,411
Environment, Conservation and Parks	—	6,671,516	—	7,141	154,649,766	—
Finance	140,949,932,562	26,900,798,586	5,055,906,000	144,060,284	69,708,776	—
Francophone Affairs	—	735,000	—	—	—	—
Health	—	1,197,307,605	—	35,309,295	8,868,025	—
Indigenous Affairs	—	—	—	—	495	—
Infrastructure	—	278,302,965	—	245	38,849	236,829,055
Labour, Immigration, Training and Skills Development	—	1,072,950,639	—	273,470,699	30,849,220	2,400
Long-Term Care	—	270,727,905	—	—	263,738	—
Mines	2,161,650	1,863,506	—	—	6,137,553	112,397
Municipal Affairs and Housing	—	212,488,254	—	22,397,178	2,127,525	73,826
Natural Resources and Forestry	—	13,224,897	—	4,966,597	11,091,294	10,451,627
Northern Development	—	—	—	—	503	—
Ombudsman Ontario	—	—	—	—	—	—
Public and Business Service Delivery	—	1,580,490	—	51,688,090	192,738,258	6,636,853
Seniors and Accessibility	—	—	—	—	—	—
Solicitor General	—	71,195,325	—	451,876,858	16,651,282	19,783,852
Tourism, Culture and Sport	—	1,128,228	—	—	772,420	1,394,037
Transportation	378,760,829	306,765,710	—	20,446	1,331,986,551	16,729,156
Treasury Board Secretariat	—	93,432	—	1,125,000	1,233	—
Total Ministries Before Consolidation	141,330,855,041	33,506,772,913	5,390,734,435	1,083,448,967	1,984,907,753	298,151,153
Consolidation and Other Adjustments	529,000,000	829,048,353	1,887,744,229	47,961,030	607,401,129	1,267,549,100
Per Consolidated Financial Statements	141,859,855,041	34,335,821,266	7,278,478,664	1,131,409,998	2,592,308,882	1,565,700,252

Note: Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY

March 31, 2024

Royalties $	Recovery of Prior Years’ Expenditures $	Miscellaneous $	Ministry Total Before Consolidation $	Consolidation, Reclassification and Other Adjustments $	Post-Consolidated Results $	Ministry
—	2,837,247	4,549,844	53,469,452	305,237,246	358,706,698	Agriculture, Food and Rural Affairs
—	227,985	2,371,496	2,676,656	—	2,676,656	Assembly, Office of the
—	3,005,007	298,995,711	642,472,343	480,040,153	1,122,512,496	Attorney General
—	—	5	780	—	780	Cabinet Office
—	—	2,755,178	2,755,178	—	2,755,178	Chief Electoral Officer, Office of the
—	252,708,590	25,208,777	757,850,036	73,887,411	831,737,447	Children, Community and Social Services
—	871,691	—	871,691	—	871,691	Citizenship and Multiculturalism
—	159,202,553	20,171,538	309,257,102	6,774,507,798	7,083,764,899	Colleges and Universities
380,818	45,595,998	18,535,629	66,005,708	156,228	66,161,936	Economic Development, Job Creation and Trade
—	235,227,068	2,371,436	2,668,430,039	1,508,007,329	4,176,437,368	Education
—	78,055,688	42,469,989	461,207,910	2,052,699,978	2,513,907,887	Energy and Electrification
—	33,397,088	1,992,799	196,718,310	434,309,569	631,027,879	Environment, Conservation and Parks
43,821,554	9,575,703	35,538,114	173,209,341,579	1,410,930,113	174,620,271,692	Finance
—	99,878	—	834,878	—	834,878	Francophone Affairs
—	836,139,674	1,642,980	2,079,267,579	4,706,174,990	6,785,442,569	Health
—	8,176,041	32,071	8,208,607	—	8,208,607	Indigenous Affairs
—	3,573,498	33,008,259	551,752,870	(22,548,667)	529,204,203	Infrastructure
—	116,291,933	5,098,070	1,498,662,960	(10,702,438)	1,487,960,522	Labour, Immigration, Training and Skills Development
—	84,037,543	495,220	355,524,405	(17,024,568)	338,499,838	Long-Term Care
4,909,969	103,624,964	622	118,810,662	—	118,810,662	Mines
—	13,522,248	(33,197)	250,575,834	—	250,575,834	Municipal Affairs and Housing
199,774,441	10,127,804	22,436,535	272,073,195	243,827,353	515,900,548	Natural Resources and Forestry
—	6,415,190	3,884,051	10,299,743	3,120,447	13,420,190	Northern Development
—	39,767	280,194	319,960	—	319,960	Ombudsman Ontario
34,629	48,406,327	3,127,062	304,211,709	47,155,886	351,367,595	Public and Business Service Delivery
—	2,751,660	2,851	2,754,511	—	2,754,511	Seniors and Accessibility
—	41,745,348	3,821,303	605,073,967	—	605,073,967	Solicitor General
—	90,250,317	16,048	93,561,050	447,016,938	540,577,988	Tourism, Culture and Sport
—	108,756,003	15,864,032	2,158,882,726	812,142,462	2,971,025,188	Transportation
—	156,629	140	1,376,434	4,310,482	5,686,916	Treasury Board Secretariat
248,921,411	2,294,819,441	544,636,757	186,683,247,873	—	—	Total Ministries Before Consolidation
70,724,193	(693,527,243)	14,707,347,920	—	19,253,248,7140	—	Consolidation and Other Adjustments
319,645,604	1,601,292,198	15,251,984,677	—	—	205,936,496,582	Per Consolidated Financial Statements

SUMMARY OF EXPENSES BY STANDARD

For the year ended

Ministry	Salaries and Wages $	Employee Benefits $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	93,897,793	13,645,104	2,460,512	29,436,286	1,360,453
Assembly, Office of the	110,885,284	26,652,804	6,310,551	39,632,603	11,839,471
Attorney General	1,037,484,427	130,950,617	26,478,592	397,918,741	11,268,708
Auditor General, Office of the	15,676,647	5,027,078	260,947	5,260,180	431,843
Cabinet Office	51,116,660	6,169,704	632,840	5,554,064	308,745
Chief Electoral Officer, Office of the	13,556,094	2,971,312	6,373	537,777	6,863
Children, Community and Social Services	536,700,270	93,335,185	14,751,955	188,141,163	8,667,400
Citizenship and Multiculturalism	15,525,956	1,970,507	473,743	6,322,965	79,181
Colleges and Universities	40,628,195	5,619,837	509,232	24,051,018	154,220
Economic Development, Job Creation and Trade	58,180,773	7,726,488	1,531,616	140,472,067	354,685
Education	183,533,106	24,730,665	2,240,590	86,716,642	4,326,699
Energy and Electrification	22,449,724	2,913,355	281,532	7,564,198	86,329
Environment, Conservation and Parks	205,970,775	28,347,430	2,623,562	158,508,741	8,566,474
Finance	124,330,115	18,244,406	2,889,889	222,565,299	2,180,930
Francophone Affairs	2,682,757	427,748	61,505	1,779,663	8,171
Health	318,066,464	53,222,100	10,985,478	272,769,950	3,535,323
Indigenous Affairs	21,202,447	2,402,706	490,508	16,738,851	145,870
Infrastructure	44,367,532	6,012,126	273,237	546,262,095	1,231,133
Labour, Immigration, Training and Skills Development	261,851,126	40,220,571	5,117,869	76,614,840	2,730,550
Lieutenant Governor, Office of the	1,622,188	166,747	33,514	227,181	51,400
Long-Term Care	62,690,147	9,959,585	2,373,976	14,183,054	125,503
Mines	31,238,116	4,654,796	1,023,271	387,321,166	2,011,993
Municipal Affairs and Housing	50,776,141	6,622,644	535,826	42,086,726	146,684
Natural Resources and Forestry	275,948,358	43,043,093	11,586,770	274,138,468	46,541,514
Northern Development	13,915,760	2,026,020	453,947	26,932,369	108,401
Ombudsman Ontario	18,512,327	4,185,367	461,422	4,523,837	528,539
Premier, Office of the	2,095,780	226,269	32,937	37,939	17,779
Public and Business Service Delivery	307,328,437	45,956,664	30,246,712	415,582,787	805,223
Seniors and Accessibility	16,611,442	2,103,758	376,029	2,883,670	58,695
Solicitor General	2,300,165,156	405,563,796	96,047,387	614,571,244	231,947,563
Tourism, Culture and Sport	43,267,319	6,198,753	640,620	15,206,147	1,639,580
Transportation	259,412,978	40,973,623	7,360,139	860,795,578	32,110,748
Treasury Board Secretariat	259,592,651	1,071,874,695	2,210,380	68,626,321	896,624
	6,801,282,945	2,114,145,554	231,763,461	4,953,963,630	374,273,294
Expense Reclassification	271,655,688	34,481,879	48,324,638	(364,670,999)	10,208,794
Total Ministries Before Consolidation	7,072,938,634	2,148,627,433	280,088,099	4,589,200,168	384,574,547
Consolidation and Other Adjustments	50,027,589,832	12,668,890,308	633,647,051	13,457,425,127	12,373,585,112
Per Consolidated Financial Statements	57,100,528,465	14,817,517,741	913,735,150	18,046,625,295	12,758,159,659

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.
**

Expenses are reclassified for the recoveries related to Seconded Legal Services (Ministry of Attorney General), Info. & Info. Tech. Cluster (Ministries of Education, Solicitor General, Treasury Board Secretariat) and Enterprise I & IT, Ontario Shared Services, Government Services Integration Cluster (Ministry of Government and Consumer Services).

Note: Numbers may not add due to rounding.

ACCOUNTS CLASSIFICATION AND MINISTRY*

March 31, 2024

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation[1] $	Consolidation, Reclassification and Other Adjustments[2] $	Per Consolidated Financial Statements $	Ministry
486,046,135	297,115	627,143,399	310,834,406	937,977,805	Agriculture, Food and Rural Affairs
338,460	—	195,659,172	(13,568,531)	182,090,641	Assembly, Office of the
439,714,846	173,804,604	2,217,620,534	(85,274,471)	2,132,346,063	Attorney General
12,000	—	26,668,695	(1,185,306)	25,483,390	Auditor General, Office of the
—	—	63,782,014	(899,870)	62,882,143	Cabinet Office
—	48,594,737	65,673,156	(1,184,331)	64,488,825	Chief Electoral Officer, Office of the
18,689,745,106	89,087,945	19,620,429,024	(144,377,355)	19,476,051,668	Children, Community and Social Services
58,012,093	—	82,384,445	(418,646)	81,965,798	Citizenship and Multiculturalism
7,004,852,286	40,169,777	7,115,984,565	6,118,517,814	13,234,502,379	Colleges and Universities
1,070,237,815	4,129,491	1,282,632,935	(6,989,705)	1,275,643,230	Economic Development, Job Creation and Trade
39,419,690,152	11,872,693	39,733,110,546	(922,569,172)	38,810,541,374	Education
6,002,539,961	4,739	6,035,839,838	278,805,693	6,314,645,531	Energy and Electrification
72,357,205	16,156,901	492,531,088	406,537,063	899,068,151	Environment, Conservation and Parks
853,903,117	12,335,884,658	13,559,998,415	(280,247,328)	13,279,751,087	Finance
3,066,119	—	8,025,964	(61,023)	7,964,941	Francophone Affairs
71,430,974,888	1,272,161,673	73,361,715,876	9,533,403,951	82,895,119,827	Health
105,581,272	1,042	146,562,694	(1,237,497)	145,325,197	Indigenous Affairs
1,033,789,232	10,365,503	1,642,300,858	988,677,648	2,630,978,506	Infrastructure
1,552,178,275	2,746,617	1,941,459,847	(342,214,242)	1,599,245,605	Labour, Immigration, Training and Skills Development
—	155,800	2,256,830	(24,040)	2,232,789	Lieutenant Governor, Office of the
7,803,610,536	—	7,892,942,801	(5,330,168,931)	2,562,773,869	Long-Term Care
128,358,814	608,124	555,216,279	(6,283,737)	548,932,542	Mines
1,674,418,106	2,008,885	1,776,595,011	(6,850,870)	1,769,744,141	Municipal Affairs and Housing
85,520,342	231,993,817	968,772,361	147,017,589	1,115,789,951	Natural Resources and Forestry
252,201,620	395,875,626	691,513,743	13,125,926	704,639,670	Northern Development
—	—	28,211,492	(1,571,652)	26,639,840	Ombudsman Ontario
—	—	2,410,705	—	2,410,705	Premier, Office of the
22,366,059	220,433,383	1,042,719,265	(11,243,139)	1,031,476,127	Public and Business Service Delivery
149,341,430	—	171,375,024	(296,213)	171,078,810	Seniors and Accessibility
455,665,076	115,776,850	4,219,737,072	(315,208,874)	3,904,528,198	Solicitor General
1,415,967,155	243,841	1,483,163,416	354,793,895	1,837,957,310	Tourism, Culture and Sport
9,535,774,465	1,337,146,382	12,073,573,913	(4,641,698,702)	7,431,875,211	Transportation
86,617,840	17,000,421	1,506,818,932	(89,956,628)	1,416,862,304	Treasury Board Secretariat
169,832,880,404	16,326,520,624	200,634,829,909	5,948,183,720	206,583,013,628
—	—	—	—	—	Expense Reclassification
169,832,880,404	16,326,520,624	200,634,829,909	—	—	Total Ministries Before Consolidation
(89,538,401,033)	6,325,447,324	—	5,948,183,720	—	Consolidation and Other Adjustments
80,294,479,371	22,651,967,947	—	—	206,583,013,628	Per Consolidated Financial Statements

1	Total CRF Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2023–24 were issued.
2

There were adjustments made to the 2023–24 ministries’ actual to record increased liabilities or contingent liabilities. Ministries could not charge these amounts to an appropriation for the 2023–24 fiscal year but will seek the necessary appropriation in fiscal 2024–25.

SUMMARY OF EXPENSES BY STANDARD ACCOUNT

For the year ended

Ministry	Salaries and Wages $	Employee Benefits $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	93,897,793	13,645,104	2,460,512	29,436,286	1,360,453
Assembly, Office of the	110,885,284	26,652,804	6,310,551	39,632,603	11,839,471
Attorney General	1,037,484,427	130,950,617	26,478,592	397,918,741	11,268,708
Auditor General, Office of the	15,676,647	5,027,078	260,947	5,260,180	431,843
Cabinet Office	51,116,660	6,169,704	632,840	5,554,064	308,745
Chief Electoral Officer, Office of the	13,556,094	2,971,312	6,373	537,777	6,863
Children, Community and Social Services	536,700,270	93,335,185	14,751,955	188,141,163	8,667,400
Citizenship and Multiculturalism	15,525,956	1,970,507	473,743	6,322,965	79,181
Colleges and Universities	40,628,195	5,619,837	509,232	24,051,018	154,220
Economic Development, Job Creation and Trade	58,180,773	7,726,488	1,531,616	140,472,067	354,685
Education	183,533,106	24,730,665	2,240,590	86,716,642	4,326,699
Energy and Electrification	22,449,724	2,913,355	281,532	7,564,198	86,329
Environment, Conservation and Parks	205,970,775	28,347,430	2,473,658	66,985,361	8,174,564
Finance	124,330,115	18,244,406	2,889,889	222,565,299	2,180,930
Francophone Affairs	2,682,757	427,748	61,505	1,779,663	8,171
Health	318,066,464	53,222,100	10,985,478	272,769,950	3,535,323
Indigenous Affairs	21,202,447	2,402,706	490,508	16,738,851	145,870
Infrastructure	44,367,532	6,012,126	270,188	340,152,664	778,658
Labour, Immigration, Training and Skills Development	261,851,126	40,220,571	5,117,869	76,614,840	2,730,550
Lieutenant Governor, Office of the	1,622,188	166,747	33,514	227,181	51,400
Long-Term Care	62,690,147	9,959,585	2,373,976	14,183,054	125,503
Mines	31,238,116	4,654,796	1,023,271	12,854,780	1,354,170
Municipal Affairs and Housing	50,776,141	6,622,644	535,826	26,155,579	146,684
Natural Resources and Forestry	275,948,358	43,043,093	11,514,387	252,727,601	39,832,143
Northern Development	13,915,760	2,026,020	453,947	2,038,306	108,401
Ombudsman Ontario	18,512,327	4,185,367	461,422	4,523,837	528,539
Premier, Office of the	2,095,780	226,269	32,937	37,939	17,779
Public and Business Service Delivery	307,328,437	45,956,664	30,246,712	410,270,686	805,223
Seniors and Accessibility	16,611,442	2,103,758	376,029	2,883,670	58,695
Solicitor General	2,300,165,156	405,563,796	96,047,387	584,220,013	231,942,355
Tourism, Culture and Sport	43,267,319	6,198,753	640,620	9,288,021	1,523,031
Transportation	259,412,978	40,973,623	7,349,710	841,857,891	31,668,920
Treasury Board Secretariat	259,592,651	1,071,874,695	2,210,380	68,626,321	896,624
	6,801,282,945	2,114,145,554	231,527,696	4,159,109,210	365,498,130
Expense Reclassification	271,655,688	34,481,879	48,324,638	(364,670,999)	10,208,794
Total Ministries Before Consolidation	7,072,938,634	2,148,627,433	279,852,334	3,794,345,750	375,799,384
Consolidation and Other Adjustments	50,027,589,832	12,668,890,308	633,647,051	13,658,495,989	12,373,585,112
Per Consolidated Financial Statements	57,100,528,465	14,817,517,741	913,499,385	17,452,841,739	12,749,384,495

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.
**

Expenses are reclassified for the recoveries related to Seconded Legal Services (Ministry of Attorney General), Info. & Info. Tech. Cluster (Ministries of Education, Solicitor General, Treasury Board Secretariat) and Enterprise I & IT, Ontario Shared Services, Government Services Integration Cluster (Ministry of Government and Consumer Services).

Note: Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY – OPERATING*

March 31, 2024

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation[1] $	Consolidation, Reclassification and Other Adjustments[2] $	Per Consolidated Financial Statements $	Ministry
481,046,135	297,115	622,143,399	308,939,538	931,082,936	Agriculture, Food and Rural Affairs
338,460	—	195,659,172	(13,568,531)	182,090,641	Assembly, Office of the
439,714,846	95,476,258	2,139,292,188	(88,559,170)	2,050,733,018	Attorney General
12,000	—	26,668,695	(1,185,306)	25,483,390	Auditor General, Office of the
—	—	63,782,014	(899,870)	62,882,143	Cabinet Office
—	48,594,737	65,673,156	(1,184,331)	64,488,825	Chief Electoral Officer, Office of the
18,533,746,828	66,293,016	19,441,635,816	(96,428,366)	19,345,207,450	Children, Community and Social Services
58,012,093	—	82,384,445	(418,646)	81,965,798	Citizenship and Multiculturalism
6,693,589,258	39,345,064	6,803,896,824	5,810,308,051	12,614,204,876	Colleges and Universities
1,070,237,815	4,129,491	1,282,632,935	(6,989,705)	1,275,643,230	Economic Development, Job Creation and Trade
37,083,557,141	—	37,385,104,842	(554,484,211)	36,830,620,631	Education
6,002,539,961	4,739	6,035,839,838	251,811,777	6,287,651,615	Energy and Electrification
49,530,662	222,800	361,705,250	403,650,941	765,356,191	Environment, Conservation and Parks
853,903,117	12,335,884,658	13,559,998,415	(288,493,398)	13,271,505,018	Finance
3,066,119	—	8,025,964	(61,023)	7,964,941	Francophone Affairs
69,564,815,177	1,257,125,518	71,480,520,010	9,133,252,623	80,613,772,633	Health
100,725,161	1,042	141,706,583	(1,237,497)	140,469,086	Indigenous Affairs
64,206,836	7,906,561	463,694,565	800,233,989	1,263,928,554	Infrastructure
1,494,971,206	415,278	1,881,921,440	(325,857,872)	1,556,063,568	Labour, Immigration, Training and Skills Development
—	155,800	2,256,830	(24,040)	2,232,789	Lieutenant Governor, Office of the
7,774,612,836	—	7,863,945,101	(5,301,171,231)	2,562,773,869	Long-Term Care
123,212,799	32,473	174,370,404	(5,999,606)	168,370,798	Mines
1,361,038,936	1,404,486	1,446,680,296	(6,850,870)	1,439,829,426	Municipal Affairs and Housing
80,623,503	2,047,580	705,736,665	151,268,202	857,004,867	Natural Resources and Forestry
177,115,035	273,050	195,930,519	18,226,026	214,156,545	Northern Development
—	—	28,211,492	(1,571,652)	26,639,840	Ombudsman Ontario
—	—	2,410,705	—	2,410,705	Premier, Office of the
22,366,059	191,556,916	1,008,530,698	(1,468,350)	1,007,062,348	Public and Business Service Delivery
149,341,430	—	171,375,024	(296,213)	171,078,810	Seniors and Accessibility
434,589,910	53,486,152	4,106,014,770	(253,819,422)	3,852,195,348	Solicitor General
1,389,988,325	243,841	1,451,149,910	319,434,018	1,770,583,929	Tourism, Culture and Sport
2,002,672,713	423,971	3,184,359,806	920,475,663	4,104,835,468	Transportation
80,588,013	9,918,818	1,493,707,501	(86,684,537)	1,407,022,964	Treasury Board Secretariat
156,090,162,372	14,115,239,365	183,876,965,271	11,080,346,979	194,957,312,250
—	—	—	—	—	Expense Reclassification
156,090,162,372	14,115,239,365	183,876,965,271	—	—	Total Ministries Before Consolidation
(78,589,127,264)	307,265,952	—	11,080,346,979	—	Consolidation and Other Adjustments
77,501,035,108	14,422,505,316	—	—	194,957,312,250	Per Consolidated Financial Statements

1	Total CRF Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2023–24 were issued.
2

There were adjustments made to the 2023–24 ministries’ actual to record increased liabilities or contingent liabilities. Ministries could not charge these amounts to an appropriation for the 2023–24 fiscal year but will seek the necessary appropriation in fiscal 2024–25.

SUMMARY OF EXPENSES BY STANDARD ACCOUNTS

For the year ended

Ministry	Salaries and Wages $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	—	—	—	—
Attorney General	—	—	—	—
Children, Community and Social Services	—	—	—	—
Colleges and Universities	—	—	—	—
Education	—	—	—	—
Energy and Electrification	—	—	—	—
Environment, Conservation and Parks	—	149,904	91,523,380	391,910
Finance	—	—	—	—
Health	—	—	—	—
Indigenous Affairs	—	—	—	—
Infrastructure	—	3,049	206,109,431	452,475
Labour, Immigration, Training and Skills Development	—	—	—	—
Long-Term Care	—	—	—	—
Mines	—	—	374,466,386	657,823
Municipal Affairs and Housing	—	—	15,931,147	—
Natural Resources and Forestry	—	72,382	21,410,867	6,709,371
Northern Development	—	—	24,894,063	—
Public and Business Service Delivery	—	—	5,312,101	—
Solicitor General	—	—	30,351,230	5,208
Tourism, Culture and Sport	—	—	5,918,126	116,549
Transportation	—	10,429	18,937,687	441,828
Treasury Board Secretariat	—	—	—	—
Total Ministries Before Consolidation	—	235,765	794,854,417	8,775,164
Consolidation and Other Adjustments	—	—	(201,070,862)	—
Per Consolidated Financial Statements	—	235,765	593,783,556	8,775,164

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.

Note: Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY – CAPITAL*

March 31, 2024

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation[1] $	Consolidation, Reclassification and Other Adjustments $	Per Consolidated Financial Statements $	Ministry
5,000,000	—	5,000,000	1,894,869	6,894,869	Agriculture, Food and Rural Affairs
—	78,328,346	78,328,346	3,284,699	81,613,045	Attorney General
155,998,278	22,794,929	178,793,207	(47,948,989)	130,844,218	Children, Community and Social Services
311,263,028	824,713	312,087,741	308,209,763	620,297,503	Colleges and Universities
2,336,133,011	11,872,693	2,348,005,704	(368,084,961)	1,979,920,743	Education
—	—	—	26,993,916	26,993,916	Energy and Electrification
22,826,544	15,934,101	130,825,839	2,886,122	133,711,960	Environment, Conservation and Parks
—	—	—	8,246,069	8,246,069	Finance
1,866,159,711	15,036,155	1,881,195,866	400,151,328	2,281,347,194	Health
4,856,111	—	4,856,111	—	4,856,111	Indigenous Affairs
969,582,396	2,458,942	1,178,606,293	188,443,659	1,367,049,952	Infrastructure
57,207,069	2,331,339	59,538,408	(16,356,371)	43,182,037	Labour, Immigration, Training and Skills Development
28,997,700	—	28,997,700	(28,997,700)	—	Long-Term Care
5,146,015	575,651	380,845,875	(284,131)	380,561,744	Mines
313,379,170	604,398	329,914,716	—	329,914,716	Municipal Affairs and Housing
4,896,839	229,946,238	263,035,696	(4,250,613)	258,785,083	Natural Resources and Forestry
75,086,585	395,602,577	495,583,224	(5,100,099)	490,483,125	Northern Development
—	28,876,466	34,188,568	(9,774,789)	24,413,779	Public and Business Service Delivery
21,075,166	62,290,698	113,722,302	(61,389,452)	52,332,850	Solicitor General
25,978,830	—	32,013,505	35,359,876	67,373,382	Tourism, Culture and Sport
7,533,101,752	1,336,722,411	8,889,214,107	(5,562,174,364)	3,327,039,743	Transportation
6,029,827	7,081,603	13,111,431	(3,272,090)	9,839,340	Treasury Board Secretariat
13,742,718,032	2,211,281,259	16,757,864,638	—	—	Total Ministries Before Consolidation
(10,949,273,769)	6,018,181,372	—	(5,132,163,259)	—	Consolidation and Other Adjustments
2,793,444,263	8,229,462,631	—	—	11,625,701,379	Per Consolidated Financial Statements

1	Total Ministries’ Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2023–24 were issued.

ONTARIO OPPORTUNITIES FUND

As at March 31, 2024

For the year ended March 31	2024	2023
Ontario Opportunities Fund
Contributions from Ontarians[1]	$110,390	$130,456

	$110,390	$130,456

1	Represents money paid to the Province of Ontario for deficit/debt reduction

Expense Update

Since the release of the 2024 Budget and 2024–25 First Quarter Finances, changes to program expense primarily relate to a one-time taxpayer rebate to individuals and families, additional funding for health services and a top-up to the Contingency Fund. The 2024–25 total expense outlook is projected to be $218.3 billion, $3.8 billion higher than both the 2024 Budget and the 2024–25 First Quarter Finances. This increase is below the $6.9 billion improvement in revenue projections since the 2024 Budget, which reflects the government’s priority to reduce the deficit.

Key Changes to 2024–25 Total Expense Projections

($ Millions)
		2024–25
2024 Budget Total Expense		214,496
Total Expense Changes in the 2024–25 First Quarter Finances		—
Program Expense Changes Since the 2024–25 First Quarter Finances:
Taxpayer Rebate	3,000
Health Sector Supports	1,000
Ontario Public Service Compensation Settlement	607
Implementing Ontario’s Alcohol Marketplace Modernization	87
Frankfort Family Reena Residence	8
All Other Changes	93

Total New Allocated Spending	4,794
Top-Up of the Contingency Fund	900
Drawdown of the Contingency Fund	(730)

Total Program Expense Changes Since the 2024–25 First Quarter Finances		4,964
Interest on Debt Change Since the 2024–25 First Quarter Finances		(1,191)

Total Expense Changes Since the 2024–25 First Quarter Finances		3,773
Total Expense Changes Since the 2024 Budget		3,773
2024 Ontario Economic Outlook and Fiscal Review Total Expense Outlook		218,269

Note: Numbers may not add due to rounding.

Sources: Ontario Treasury Board Secretariat and Ontario Ministry of Finance.

Key investments since the 2024–25 First Quarter Finances include:

•	$3.0 billion for a proposed one-time $200 taxpayer rebate to each eligible adult Ontario tax filer and each eligible child under the age of 18;

•

$1.0 billion to address pressures related to compensation and growing demands in the health sector principally as a result of increasing costs in the health care sector and to improve recruitment and retention;

•	$606.8 million for Ontario Public Service compensation costs, including those related to collective agreement outcomes;

•

$86.5 million as part of the audited up to $225 million in payments to The Beer Store for the reimbursement of costs towards supporting a stable transition to a more open and convenient alcohol beverage marketplace;

•

$7.7 million to support the Frankfort Family Reena Residence in constructing new space for employment services, sports programs, meeting rooms and wellness programs, serving people with developmental disabilities and other people in the community; and

•	An increase of $93.4 million, primarily due to industrial supports, infrastructure and other technical changes.

Additionally, the Contingency Fund has been increased by an additional $900 million to support greater flexibility in the fiscal plan to help protect against unforeseen changes and mitigate expense risks.

Interest on Debt expense is projected to be $12.7 billion, about $1.2 billion lower than the forecast in the 2024 Budget and the 2024–25 First Quarter Finances.

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2024, the total publicly held debt issued was $440,347 million, $383,940 million of which was issued in Canadian dollars (includes $22,536 million of treasury bills), $32,490 million in U.S. dollars, $17,669 million in euros, $977 million in Swiss francs and $5,271 million in other currencies. The above Canadian dollars includes Ontario bonds of $5,039 million and treasury bills of $1,086 million held by the Province in investments and cash equivalents.

From April 1, 2024 through December 6, 2024, the Province announced public offerings of bonds and notes totaling approximately CAD 33.9 billion, of which CAD 33.3 billion were for provincial purposes and CAD 0.6 billion was debt incurred for the OEFC. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2024 to December 6, 2024.

Debt Issuances since 2023-24 - Fiscal Year End

(from April 1, 2024 to December 6, 2024)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Rate (%)	Funds	Principal	References
DMTN260	April 5, 2024	December 2, 2054	4.150	Canadian$	750.0	(2	) (4)
DMTN262	April 8, 2024	June 2, 2034	4.150	Canadian$	750.0	(2	) (5)
DMTN264	April 10, 2024	March 8, 2029	4.000	Canadian$	900.0	(2	) (6)
DMTN260	April 19, 2024	December 2, 2054	4.150	Canadian$	750.0	(2	) (4)
G94	April 24, 2024	April 24, 2034	5.050	US$	1,500.0	(2	) (7)
DMTN265	April 25, 2024	December 2, 2055	4.600	Canadian$	750.0	(2	) (8)
DMTN262	April 30, 2024	June 2, 2034	4.150	Canadian$	1,000.0	(2	) (5)
DMTN265	May 2, 2024	December 2, 2055	4.600	Canadian$	1,000.0	(2	) (8)
AUD11	May 8, 2024	May 8, 2034	5.350	AUD	1,500.0	(2	) (9)
DMTN265	May 13, 2024	December 2, 2055	4.600	Canadian$	1,000.0	(2	) (8)
DMTN262	May 16, 2024	June 2, 2034	4.150	Canadian$	750.0	(2	) (5)
DMTN265	May 24, 2024	December 2, 2055	4.600	Canadian$	750.0	(2	) (8)
DMTN262	June 3, 2024	June 2, 2034	4.150	Canadian$	1,000.0	(2	) (5)
DMTN265	June 5, 2024	December 2, 2055	4.600	Canadian$	1,000.0	(2	) (8)
DMTN262	June 13, 2024	June 2, 2034	4.150	Canadian$	1,000.0	(2	) (5)
DMTN263	June 19, 2024	March 4, 2033	4.100	Canadian$	1,250.0	(2	) (10)
DMTN262	June 28, 2024	June 2, 2034	4.150	Canadian$	1,250.0	(2	) (5)
DMTN265	July 5, 2024	December 2, 2055	4.600	Canadian$	600.0	(2	) (8)
DMTN262	July 12, 2024	June 2, 2034	4.150	Canadian$	1,000.0	(2	) (5)
DMTN265	July 25, 2024	December 2, 2055	4.600	Canadian$	750.0	(2	) (8)
DMTN262	July 31, 2024	June 2, 2034	4.150	Canadian$	1,500.0	(2	) (5)
DMTN265	August 9, 2024	December 2, 2055	4.600	Canadian$	600.0	(2	) (8)
DMTN266	August 20, 2024	December 2, 2034	3.800	Canadian$	1,250.0	(2	) (11)
DMTN264	August 23, 2024	March 8, 2029	4.000	Canadian$	1,250.0	(2	) (6)
DMTN266	August 30, 2024	December 2, 2034	3.800	Canadian$	750.0	(2	) (11)
DMTN265	September 17, 2024	December 2, 2055	4.600	Canadian$	750.0	(2	) (8)
G95	September 17, 2024	September 17, 2029	3.700	US$	2,000.0	(2	) (12)
DMTN266	October 1, 2024	December 2, 2034	3.800	Canadian$	1,250.0	(2	) (11)
DMTN267	October 7, 2024	October 7, 2054	4.100	Canadian$	1,000.0	(2	) (13)
DMTN265	November 15, 2024	December 2, 2055	4.600	Canadian$	750.0	(2	) (8)
DMTN266	November 27, 2024	December 2, 2034	3.800	Canadian$	1,250.0	(2	) (11)
DMTN265	December 5, 2024	December 2, 2055	4.600	Canadian$	600.0	(2	) (8)

DEBT ISSUED BY THE PROVINCE FOR ONTARIO ELECTRICITY CORPORATION (“OEFC”)

DMTN264	April 10, 2024	March 8, 2029	4.000	Canadian$	600.0	(2	) (6)

References

Province:

(1)	Interest is paid quarterly
(2)	Interest is paid semi-annually
(3)	Interest is paid annually
(4)	DMTN260: During the fiscal year 2024-25, the Series DMTN260 was re-opened, bringing the total issue size to $12,000 million.
(5)	DMTN262: During the fiscal year 2024-25, the Series DMTN262 was re-opened, bringing the total issue size to $11,713 million.
(6)	DMTN264: During the fiscal year 2024-25, the Series DMTN264 was issued for a total of $2,750 million, including $600 million for OEFC.
(7)	G94: The Province entered into currency exchange agreements that effectively converted 1,500 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.38272.
(8)	DMTN265: During the fiscal year 2024-25, the Series DMTN265 was issued for a total of $8,550 million.
(9)

AUD11: The Province entered into currency exchange agreements that effectively converted 1,500 million of these Australian Dollar obligations to Canadian dollar obligations at an exchange rate of 0.89668.

(10)	DMTN263: During the fiscal year 2024-25, the Series DMTN263 was re-opened, bringing the total issue size to 2,750 million.
(11)	DMTN266: During the fiscal year 2024-25, the Series DMTN266 was issued for a total of $4,500 million.
(12)	G95: The Province entered into currency exchange agreements that effectively converted 2,000 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.36105.
(13)	DMTN267: During the fiscal year 2024-25, the Series DMTN267 was issued for a total of 1,000 million.

OEFC:

(2)	Interest is paid semi-annually
(6)	DMTN264: During the fiscal year 2024-25, the Series DMTN264 was issued for a total of $2,750 million, including $600 million for OEFC.

ISSUES OF LONG TERM DEBT

For the year ended March 31, 2024

This schedule details the borrowing transactions during the year, which served to increase the outstanding debt of the Province. The year-end balance in the liability accounts is provided on the following pages together with some explanatory information.

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN259	3.40	September 8, 2028	1,000,000,000
DMTN261	CORRA+36.5	November 27, 2028	2,600,000,000
DMTN257	4.05	February 2, 2032	1,500,000,000
DMTN263	4.10	March 4, 2033	1,500,000,000
DMTN258	3.65	June 2, 2033	12,950,000,000
DMTN262	4.15	June 2, 2034	3,463,000,000
DMTN255	3.75	December 2, 2053	2,850,000,000
DMTN260	4.15	December 2, 2054	10,500,000,000

			36,363,000,000
INCREASE IN PUBLIC DEBT CANADIAN DOLLAR BORROWING			36,363,000,000

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
ADI8	2.00	October 3, 2034	35,000,000

			35,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.90570			31,699,500

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G93	4.20	January 18, 2029	3,000,000,000

			3,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.34000			4,019,985,000

PAYABLE IN EUROPEAN MARKET IN EURO
EMTN127	3.10	January 31, 2034	1,250,000,000

			1,250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.47053			1,838,167,600

INCREASE IN FOREIGN CURRENCY BORROWING			5,889,852,100

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Foreign exchange differences on translating foreign currency denominated debt into Canadian dollars		(26,360,545)
	Adjustment for Consumer Price Index (CPI) for real return bonds		76,157,200

	ISSUES OF PROVINCIAL PURPOSE DEBT		42,302,648,755
	Net consolidation and other adjustments – Other Government Organizations		—

	ISSUE OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		42,302,648,755
	Issues and/or revaluation of Debt for Ontario Electricity Financial Corporation		1,565,910,000

	TOTAL ISSUES OF LONG-TERM DEBT		43,868,558,755

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
NON-PUBLIC DEBT
Canada Pension Plan Investment Board:
CP695	5.97	April 10, 2023	118,220,000
CP696	5.97	April 10, 2023	14,416,000
CP697	5.75	May 8, 2023	32,105,000
CP698	5.34	June 5, 2023	55,000,000
CP699	5.41	July 4, 2023	60,000,000
CP700	5.41	July 5, 2023	40,000,000
CP701	5.68	August 2, 2023	27,000,000
CP702	5.68	August 3, 2023	20,000,000
CP703	5.68	August 4, 2023	30,000,000
CP704	5.68	August 8, 2023	15,266,000
CP705	5.45	October 4, 2023	20,000,000
CP706	5.45	October 5, 2023	18,074,000
CP707	5.69	November 1, 2023	15,000,000
CP708	5.69	November 2, 2023	25,000,000
CP709	5.69	November 3, 2023	40,000,000
CPP710	5.26	March 5, 2024	57,926,000
CPP711	5.29	March 8, 2024	100,000,000

			688,007,000
Canada Mortgage and Housing Corporation:
CMHC	6.089	January 1, 2024	11,935,091

			11,935,091
RETIREMENT OF NON-PUBLIC DEBT			699,942,091

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN215	2.85	June 2, 2023	9,322,700,000
DMTN237	2.60	July 25, 2023	2,000,000,000
DMTN239	3M CBA + 5	August 21, 2023	2,650,000,000
DMTN177	4.95	September 8, 2023	75,000,000
DMTN237	2.60	September 8, 2023	2,750,000,000
HP	8.10	September 8, 2023	940,570,000

			17,738,270,000

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
ONTARIO SAVINGS BONDS
1995	Various	March 1, 2000	12,700
1996	Various	June 21, 2001	18,900
1997	Various	June 21, 2000 to June 21, 2004	2,100
1998	Various	June 21, 2001 to June 21, 2005	900
1999	Various	June 21, 2002 to June 21, 2006	16,900
2000	Various	June 21, 2003 to June 21, 2007	15,200
2001	Various	June 21, 2004 to June 21, 2008	25,200
2002	Various	June 21, 2005 to June 21, 2009	100,100
2003	Various	June 21, 2006 to June 21, 2010	111,300
2004	Various	June 21, 2007 to June 21, 2011	71,800
2005	Various	June 21, 2008 to June 21, 2012	94,900
2006	Various	June 21, 2009 to June 21, 2013	154,200
2007	Various	June 21, 2010 to June 21, 2014	116,500
2008	Various	June 21, 2011 to June 21, 2015	69,600
2009	Various	June 21, 2012 to June 21, 2016	105,600
2010	Various	June 21, 2013 to June 21, 2020	602,600
2011	Various	June 21, 2014 to June 21, 2021	863,000
2012	Various	June 21, 2015 to June 21, 2022	788,800
2013	Various	June 21, 2016 to June 21, 2023	15,965,300
2014	Various	June 21, 2017 to June 21, 2024	1,147,200
2015	Various	June 21, 2018 to June 21, 2025	226,800
2016	Various	June 21, 2019 to June 21, 2026	500,800
2017	Various	June 21, 2020 to June 21, 2027	705,000
2018	Various	June 21, 2021 to June 21, 2028	35,501,500

			57,216,900

TOTAL RETIREMENT OF CANADIAN DOLLAR DEBT			18,495,428,991

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
HS	7.50	February 7, 2024	1,106,700,000

			1,106,700,000

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G80	3.40	October 17, 2023	2,500,000,000
G79	3.05	January 29, 2024	2,500,000,000

			5,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.33390			6,669,475,000

PAYABLE IN EUROPEAN MARKET IN POUND STERLING
EMTN119	0.50	December 15, 2023	1,000,000,000

			1,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.69411			1,694,107,553

TOTAL RETIREMENT OF PUBLICLY HELD FOREIGN CURRENCY DEBT			9,470,282,553

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Contribution to and return on Sinking Fund of School Board Trust Debt		31,114,525

	RETIREMENT OF PROVINCIAL PURPOSE DEBT		27,996,826,069
	Net consolidation and other adjustments – Other Government Organizations		42,631,062

	RETIREMENT OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		28,039,457,131
	Retirement of Debt Issued for Ontario Electricity Financial Corporation		2,827,586,816

	TOTAL RETIREMENT OF LONG-TERM DEBT		30,867,043,947

NET CHANGE IN SHORT TERM DEBT

For the year ended March 31, 2024

Series	Interest Rate	Date of Maturity	Par value
	%		$
Provincial purpose
Treasury bills			405,294,300
U.S. Commercial Paper			(419,445,500)

			(14,151,200)
Ontario Electricity Financial Corporation
Treasury bills			725,000

			725,000
Net Consolidation and other adjustments – Other Government Organization			(15,310,780)

TOTAL NET INCREASE/(DECREASE) IN SHORT-TERM DEBT			(28,736,980)

SUMMARY OF DEBT OUTSTANDING

As at March 31, 2024

	2024	2023
	$	$
Debt Issued for Provincial Purposes:
Canada Pension Plan Investment Board	7,458,746,000	8,146,753,000
Canada Mortgage and Housing Corporation (CMHC)	13,228,963	25,164,054

TOTAL NON-PUBLIC DEBT	7,471,974,963	8,171,917,054

Public Investors	404,951,855,784	389,857,759,582
Ontario Savings Bonds	101,179,000	158,395,900
Treasury Bills	22,377,311,000	21,972,016,700
U.S. Commercial Paper	—	419,445,500

TOTAL PUBLICLY-HELD DEBT	427,430,345,784	412,407,617,682

School Board Trust Debt	483,653,754	514,768,279

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	435,385,974,501	421,094,303,015
Net Consolidation and Other Adjustments	933,770,231	991,712,073

TOTAL PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS	436,319,744,732	422,086,015,088

Debt Issued for Ontario Electricity Financial Corporation (OEFC):
Public Investors	8,376,086,000	9,637,476,000
Treasury Bills	660,882,000	660,157,000

TOTAL DEBT ISSUED FOR OEFC	9,036,968,000	10,297,633,000
Direct OEFC Debt	2,945,200,797	2,945,487,612

TOTAL OEFC DEBT	11,982,168,797	13,243,120,612

TOTAL CONSOLIDATED DEBT	448,301,913,529	435,329,135,700

Less: Holdings of own Ontario Bonds and T-Bills	(6,125,072,000)	(10,154,142,000)
Less: Unamortized discounts, premiums and commissions	(4,543,376,646)	(3,376,188,722)

REVISED TOTAL CONSOLIDATED DEBT	437,633,464,883	421,798,804,978

Debt Issued for Investment Purposes*:
Ontario Power Generation Inc.	5,126,000,000	5,126,000,000
Hydro One Inc.	1,677,516,013	1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES	6,803,516,013	6,803,516,013

*	Debt Issued for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

SUMMARY OF DEBT OUTSTANDING - Concluded

As at March 31, 2024

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on capital market rates at the time of roll over.

The Canada Mortgage and Housing Corporation (CMHC) has accepted serial debentures issued by the Province in return for financing a significant proportion of the construction cost of Provincially-owned waste control facilities. The interest rate is based on the rate for the Government of Canada long-term Canadian public borrowing cost at the time that the Corporation agreed to participate in the project. Debt includes $13.2 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

The Province of Ontario has issued to public investors in the capital market bonds denominated in Canadian dollar, United States dollar, Australian dollar, Euro, Swiss franc, and UK pound sterling.

Ontario Savings Bonds (OSBs) were first issued in 1995. OSBs are retail bonds sold by the Province to the residents of Ontario. The bonds are issued once a year and are available for sale through most financial institutions. There are three types of bonds: Variable-Rate Bonds, Step-Up Bonds and Fixed-Rate Bonds. All are available with annual or compound interest. The issuance of new OSBs was discontinued in 2019.

Under the Treasury Bill financing program, non-interest bearing Treasury Bills, with various maturities up to three years, are sold by tender on a regular basis.

U.S. Commercial Paper issues are non-interest bearing debt with maturities up to 270 days.

A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

Net consolidation and other adjustments include third party debt issued by other government organizations after elimination of Provincial debt held by these organizations.

Debt Issued for OEFC: The Province, on behalf of Ontario Electricity Financial Corporation (OEFC), borrows from the Canada Pension Investment Board and issues debentures and treasury bills in the public markets. The proceeds of all such borrowings are advanced to OEFC in exchange for bonds and short term notes with like terms and conditions.

Debt issued for Investment Purposes: On April 1, 1999, under the Energy Competition Act, five corporations, together with their subsidiaries, were formed from the former Ontario Hydro. Ontario Power Generation Inc. (OPG) and Hydro One Inc. are two of these five corporations. In order for OPG and Hydro One Inc. to have capital structures competitive with those of other industry participants, the two companies entered into a debt-for-equity swap with the Province of Ontario. The Province assumed $8,885 million of the debt issued by the two corporations in exchange for $5,126 million in equity from OPG and $3,759 million in equity from Hydro One Inc. The change in the value of the debt issued for investment purposes related to Hydro One Inc. is the result of proceeds from the sale of Hydro One shares in 2015-16, 2016-17 and 2017-18.

OUTSTANDING DEBT

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR PROVINCIAL PURPOSES
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
To Canada Pension Plan Investment Board:
Year ending March 31
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008-2017	CPP	2.64 to 4.68	375,952,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				7,458,746,000	(3)

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
To Canada Mortgage and Housing Corporation:
Year ending March 31
2025	1999	CMHC	6.089	4,144,412
2026	1999	CMHC	6.089	3,316,464
2027	1999	CMHC	6.089	4,833,461
2028	1999	CMHC	6.089	934,626

				13,228,963	(4)

TOTAL NON-PUBLIC DEBT				7,471,974,963

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
September 8, 2024	February 21, 2019	DMTN241	2.30	3,500,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	12,550,000,000
September 8, 2025	February 24, 2020	DMTN245	1.75	9,050,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
June 2, 2026	February 3, 2016	DMTN229	2.40	7,500,000,000
September 8, 2026	April 19, 2021	DMTN250	1.35	2,000,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(5)
February 1, 2027	February 14, 2020	DMTN244	1.85	3,250,000,000
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	February 9, 2017	DMTN234	2.60	8,400,000,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
September 8, 2027	August 24, 2020	DMTN247	1.05	2,000,000,000
March 8, 2028	July 11, 2022	DMTN256	3.60	5,500,000,000
June 2, 2028	April 6, 2018	DMTN238	2.90	9,550,000,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
September 8, 2028	April 17, 2023	DMTN259	3.40	1,000,000,000
November 27, 2028	November 27, 2023	DMTN261	CORRA+36.5	2,600,000,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
June 2, 2029	February 7, 2019	DMTN240	2.70	9,258,201,000
November 1, 2029	July 29, 2021	DMTN251	1.55	5,500,000,000
June 2, 2030	January 27, 2020	DMTN243	2.05	11,650,000,000
December 2, 2030	October 13, 2020	DMTN248	1.35	7,000,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
June 2, 2031	April 12, 2021	DMTN249	2.15	8,850,000,000
December 2, 2031	October 14, 2021	DMTN253	2.25	6,350,000,000
February 2, 2032	March 2, 2023	DMTN257	4.05	3,000,000,000
June 2, 2032	May 9, 2022	DMTN254	3.75	9,650,000,000
March 4, 2033	March 4, 2024	DMTN263	4.10	1,500,000,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000
June 2, 2033	April 6, 2023	DMTN258	3.65	12,950,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2034	January 19, 2024	DMTN262	4.15	3,463,000,000
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(6)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(7)
“	“	JA	9.4688	2,315,904	(7)
“	“	JB	9.4688	8,482,324	(7)
“	“	JC	9.4688	4,764,354	(7)
“	“	JD	9.4688	3,171,134	(7)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	7,338,509,000
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	3,166,495,041	(8)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(9)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000
July 13, 2039	February 2, 1999	MK	5.65	223,858,000

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(10)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	14,550,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2048	June 21, 2016	DMTN231	2.80	12,049,000,000
June 2, 2049	November 30, 2017	DMTN236	2.90	12,624,500,000
December 2, 2050	May 28, 2019	DMTN242	2.65	14,073,900,000
December 2, 2051	August 20, 2020	DMTN246	1.90	12,750,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
December 2, 2052	August 25, 2021	DMTN252	2.55	8,250,000,000
December 2, 2053	May 30, 2022	DMTN255	3.75	12,400,000,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
December 2, 2054	July 23, 2023	DMTN260	4.15	10,500,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	525,000,000

				345,684,933,837
CPI adjustment to Real Return Swap				(139,801,614)	(8)

				345,545,132,223

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS
June 21, 2024	June 21, 2014	Annual	3.10	17,288,900
June 21, 2024	June 21, 2014	Compound	3.10	8,620,300
June 21, 2025	June 21, 2015	Annual	2.35	3,308,100
June 21, 2025	June 21, 2015	Compound	2.35	2,616,900
June 21, 2026	June 21, 2016	Annual	2.20	6,087,100
June 21, 2026	June 21, 2016	Compound	2.20	4,945,800
June 21, 2027	June 21, 2017	Annual	2.15	4,073,900
June 21, 2027	June 21, 2017	Compound	2.15	2,679,400
June 21, 2028	June 21, 2018	Annual	2.85	734,200
June 21, 2028	June 21, 2018	Compound	2.85	1,075,500

Active Series				51,430,100	(11)
Matured Series				49,748,900	(12)

TOTAL ONTARIO SAVINGS BONDS				101,179,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				345,646,311,223

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
February 5, 2025	February 5, 2018	G77	2.65	2,700,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				2,700,000,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS
July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				300,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
Foreign Currency Debt					(13)
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	365,000,000
January 27, 2027	January 27, 2017	ADI5	3.50	315,000,000
October 12, 2028	April 12, 2018	ADI6	3.20	115,000,000
October 26, 2029	April 26, 2019	ADI7	2.70	40,000,000
December 10, 2031	December 10, 2021	ADI9	2.50	36,000,000
December 10, 2032	December 10, 2021	ADI10	2.60	36,000,000
October 3, 2034	October 3, 2019	ADI8	2.00	355,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				1,612,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.88312				1,423,587,527

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN EUROS
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
June 14, 2024	June 14, 2017	EMTN114	0.375	1,500,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000
April 17, 2025	April 17, 2018	EMTN116	0.625	1,500,000,000
April 8, 2027	April 8, 2020	EMTN117	0.375	1,000,000,000
November 25, 2030	November 24, 2020	EMTN120	0.01	2,500,000,000
June 9, 2031	June 9, 2021	EMTN123	0.25	1,000,000,000
January 31, 2034	January 31, 2024	EMTN127	3.10	1,250,000,000
October 2, 2040	May 6, 2020	EMTN118	0.699	50,000,000
June 28, 2041	January 29, 2016	EMTN112	1.82	52,000,000
December 9, 2041	December 9, 2021	EMTN125	0.70	75,000,000
December 3, 2046	December 3, 2021	EMTN124	0.76	160,000,000

TOTAL PAYABLE IN EUROPE IN EUROS				12,087,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.46178				17,668,525,795

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN POUNDS STERLING
May 26, 2026	May 26, 2022	EMTN126	2.25	500,000,000
December 15, 2026	January 13, 2021	EMTN121	0.25	1,750,000,000

TOTAL PAYABLE IN EUROPE IN POUNDS STERLING				2,250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.71019				3,847,932,844

PAYABLE IN EUROPE IN SWISS FRANCS
June 29, 2029	June 28, 2017	EMTN115	0.25	400,000,000
May 12, 2033	May 12, 2021	EMTN122	0.05	250,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				650,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.50258				976,677,395

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000
January 21, 2026	January 21, 2021	G87	0.625	3,500,000,000
April 14, 2026	April 14, 2021	G89	1.05	3,000,000,000
April 27, 2026	April 27, 2016	G69	2.50	1,000,000,000
June 15, 2026	June 20, 2019	G83	2.30	1,750,000,000
May 19, 2027	May 19, 2022	G92	3.10	2,250,000,000
May 21, 2027	May 21, 2020	G85	1.05	1,750,000,000
January 18, 2029	January 18, 2024	G93	4.20	3,000,000,000
October 2, 2029	October 2, 2019	G84	2.00	1,250,000,000
October 7, 2030	October 7, 2020	G86	1.125	1,250,000,000
February 25, 2031	February 25, 2021	G88	1.60	1,500,000,000
October 14, 2031	October 14, 2021	G90	1.80	1,000,000,000
January 21, 2032	January 21, 2022	G91	2.125	1,500,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				24,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.35375				32,490,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL BONDS				405,053,034,784
TREASURY BILLS				22,377,311,000

U.S. COMMERCIAL PAPER (in U.S. Dollars)				—

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.35375				—

TOTAL PUBLICLY HELD DEBT				427,430,345,784

TOTAL NON-PUBLIC AND PUBLIC DEBT				434,902,320,747

SCHOOL BOARD TRUST DEBT
Year ending March 31
2034	2004		5.90	891,000,000
Sinking Fund				(407,346,246)

				483,653,754	(14)

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	435,385,974,501

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS
PUBLIC DEBT ISSUED BY AGENCIES:
Fair Hydro Trust	1,764,706,000
Infrastructure Ontario	300,000,000
Niagara Parks Commission	9,453,343
Ornge	192,117,481
Ottawa Convention Centre Corporation	438,349
ONTARIO SECURITIES HELD BY AGENCIES:
Bonds	(830,447,072)
Treasury Bills	(502,497,870)

TOTAL CONSOLIDATION ADJUSTMENTS	933,770,231	(15)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS	436,319,744,732

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	1,050,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
September 8, 2028	April 17, 2023	DMTN259	3.40	1,000,000,000
June 2, 2029	August 30, 2019	DMTN240	2.70	66,799,000
June 2, 2034	January 19, 2024	DMTN262	4.15	537,000,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	1,033,837,000	(8)

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000
June 2, 2048	June 19, 2017	DMTN231	2.80	651,000,000
June 2, 2049	January 25, 2018	DMTN236	2.90	625,500,000
December 2, 2050	August 21, 2019	DMTN242	2.65	26,100,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				8,376,086,000

TOTAL BONDS				8,376,086,000

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TREASURY BILLS				660,882,000

TOTAL PUBLICLY HELD DEBT				9,036,968,000

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				9,036,968,000

DIRECT OEFC DEBT				2,945,200,797

TOTAL OEFC DEBT				11,982,168,797

TOTAL CONSOLIDATED DEBT				448,301,913,529
Less: HOLDINGS OF OWN ONTARIO BONDS AND T-BILLS				6,125,072,000
Less: UNAMORTIZED DISCOUNTS, PREMIUMS AND COMMISSIONS				4,543,376,646

REVISED TOTAL CONSOLIDATED DEBT				437,633,464,883

OUTSTANDING DEBT - Continued

As at March 31, 2024

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR INVESTMENT PURPOSES*
ONTARIO POWER GENERATION INC.				5,126,000,000
HYDRO ONE INC.				1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				6,803,516,013

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

OUTSTANDING DEBT - Continued

As at March 31, 2024

References:

1.

All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index. This floating rate index is Canadian Overnight Repo Rate Average. Debt is measured at amortized cost using the effective interest rate method.

2.

The following debt series are issued for Provincial purposes and for OEFC: DMTN223, DMTN227, KJ, LQ, DMTN259, DMTN240, DMTN262, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, DMTN231, DMTN236 and DMTN242.

3.

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.

4.

CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest. Debt includes $13.2 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

5.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity
6.	DMTN157: Interest was payable semi-annually at 15.0% until January 13, 2006 and thereafter is payable at 5.0%.
7.

Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2023–24, principal repaid was $nil. The total principal and interest to be payable over the life of these bonds is $1,092 million.

8.

DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped. The amount outstanding represents the indexed value of the principal.

9.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
10.

JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.

11.

OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSBs are on longer issued from 2019 onward.

OSB - Fixed Rate:

In 2014, 2015, 2016, 2017 and 2018, fixed-rate bonds were issued for a term of three and ten years only. Only ten year bonds remain outstanding.

OUTSTANDING DEBT - Continued

As at March 31, 2024

12.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
13.

All foreign currency debt has been converted into Canadian dollar equivalents at March 31, 2024. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2024 are: Australian dollar 0.88312, Euro 1.46178, Swiss franc 1.50258 UK pound sterling 1.71019, United States dollar 1.35375.

14.

SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

15.

Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

Deposit Insurance Reserve Fund: $10m DMTN223, $10m DMTN227, $11m DMTN229, $1m DMTN241, $1m DMTN245, and $1m DMTN250.

Forest Futures Trust: $3m DMTN240, and $4m DMTN254

Forest Renewal Trust: $5m DMTN240, and $6m DMTN254.

Infrastructure Ontario: $120m DMTN223, and $17m DMTN241.

Ontario Trillium Foundation: $11m DMTN223, $12m DMTN241, $13m DMTN245, and $14m DMTN250.

Pension Benefits Guarantee Fund: $113m DMTN223, $101m DMTN227, $74m DMTN229, $44m DMTN241, $27m DMTN244, $47m DMTN245, and $49m DMTN250.

Broader Public Sector – Colleges: $80m various DMTNs.

Boarder Public Sector – Hospitals: $47m various DMTNs, $2m LK and $2m various Global Market.

Broader Public Sector – School Boards: $5m various DMTNs.

Treasury Bills:

Deposit Insurance Reserve Fund: $121m, Forest Futures Trust: less than $1m, Forest Renewal Trust: $1m, Ontario Trillium Foundation: $1m, Pension Benefits Guarantee Fund: $100m and Venture Ontario: $280m.

SEC Registered Debt Outstanding for Province of Ontario (as at December 6, 2024)

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
February 5, 2025	February 5, 2018	G77	2.650	CAD	1,000,000,000.00
February 5, 2025	February 7, 2019	G77.R1	2.650	CAD	950,000,000.00
February 5, 2025	November 27, 2019	G77.R2	2.650	CAD	750,000,000.00
January 21, 2026	January 21, 2021	G87	0.625	USD	3,500,000,000.00
April 14, 2026	April 14, 2021	G89	1.050	USD	3,000,000,000.00
April 27, 2026	April 27, 2016	G69	2.500	USD	1,000,000,000.00
June 15, 2026	June 20, 2019	G83	2.300	USD	1,750,000,000.00
May 19, 2027	May 19, 2022	G92	3.100	USD	2,250,000,000.00
May 21, 2027	May 21, 2020	G85	1.050	USD	1,750,000,000.00
January 18, 2029	January 18, 2024	G93	4.200	USD	3,000,000,000.00
September 17, 2029	September 17, 2024	G95	3.700	USD	2,000,000,000.00
October 2, 2029	October 2, 2019	G84	2.000	USD	1,250,000,000.00
October 7, 2030	October 7, 2020	G86	1.125	USD	1,250,000,000.00
February 25, 2031	February 25, 2021	G88	1.600	USD	1,500,000,000.00
October 14, 2031	October 14, 2021	G90	1.800	USD	1,000,000,000.00
January 21, 2032	January 21, 2022	G91	2.125	USD	1,500,000,000.00
April 24, 2034	April 24, 2024	G94	5.050	USD	1,500,000,000.00

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2024

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2024	References
		%	$
MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS
Commodity Loan Guarantee Program	Ongoing	Prime	21,877,324
Feeder Cattle Loan Guarantee Program	Ongoing	Various	49,637,661
Ginseng Storage Loan Guarantee Pilot Program	2022	Prime	3,056,597

TOTAL MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS			74,571,582

MINISTRY OF COLLEGES AND UNIVERSITIES
Ontario Student Loan Plan:
Class “C”	Various	Prime + 1	472,765

TOTAL MINISTRY OF COLLEGES AND UNIVERSITIES			472,765

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING
Social Housing Program	Various	Various	1,543,426,492

TOTAL MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING			1,543,426,492

TOTAL LOANS GUARANTEED			1,618,470,839

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO – Concluded

As at March 31, 2024

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2024	References
		%	$
MINISTRY OF FINANCE
Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	3.70	338,965	(1)
Loan Guarantees under	2011–12 to
Aboriginal Loan Guarantee Program	2021–22	Various	304,336,275	(2)

TOTAL MINISTRY OF FINANCE			304,675,240

TOTAL OTHER GUARANTEES			304,675,240

TOTAL LOANS AND OTHER GUARANTEES			1,923,146,079

References:

1.

The Province has guaranteed the repayment of loan facility of $600,000 made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not extend beyond April 1, 2035. The maximum amount guaranteed is $0.6 million plus any unpaid interest, costs and expenses thereon.

2.

The Province has, to March 31, 2024, provided under the Aboriginal Loan Guarantee Program eleven guarantees of loans: two in fiscal 2011–12, two in fiscal 2013–14, one in fiscal 2014–15, two in fiscal 2015–16, one in fiscal 2016–2017, one in 2017–2018, one in 2019–20 and one in 2021–22. One of the underlying loans has been paid in full and the guarantee is no longer in effect. The aggregate principal of loans guaranteed is approximately $500 million. Note that not all of the loans guaranteed have been fully drawn on yet. The loans for which these guarantees apply will mature between 2026/27 and 2049/50, at which points the respective guarantees expire. For the guarantees to-date, borrowers pay the Province an annual loan guarantee fee of 0.15% of the outstanding guaranteed amount. The Aboriginal Loan Guarantee Program is a discretionary, application-based program that provides loan guarantees that support Aboriginal equity participation in renewable energy generation and transmission projects and has a maximum approved program envelope of $1 billion.

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2024, OEFC had total debt of $11.9 billion (2023, $13.6 billion). $9.0 billion of OEFC’s debt as at March 31, 2024 (2023, $10.6 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”). Following an initial public offering on November 5, 2015 and subsequent share sales in 2016 and 2017, the Province now holds about 47.1% of the common shares in Hydro One.

The other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator, and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2024, OEFC held notes receivable in the amount of $2.1 billion from OPG, and $6.8 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc., in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability as at March 31, 2024 was $2.8 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of the initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes and is subject to normal corporate income taxes. Hydro One remains subject to paying payments-in-lieu of property tax. The Minister of Finance has legislative authority and is required to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s discretionary commitment to keep electricity income in the electricity sector, the Province’s proportionate share of the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies has been allocated to OEFC since 1999, including up to March 31, 2019 for purposes of debt retirement (electricity sector dedicated income). Beginning fiscal 2019-20, the Province determined that electricity sector dedicated income will be limited to the net income of OPG in excess of the government’s annual interest cost of its investment in that company, on a cumulative basis, excluding the net income from Hydro One in excess of the interest cost of its investment in that company.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

In May 2017, the Ontario Fair Hydro Plan Act, 2017 (the Fair Hydro Act) was enacted. The components of the plan to reduce current electricity prices included initiatives provided for in the Fair Hydro Act as well as other policy initiatives including providing a rebate on electricity bills equal to the eight per cent provincial portion of the Harmonized Sales Tax under the Ontario Rebate for Electricity Consumers (OREC), which was effective January 1, 2017; funding the cost of the Ontario Electricity Support Program and most of the Rural or Remote Rate Protection program from general government funds instead of from ratepayers; and an additional reduction in current electricity bills for eligible residential, small business and farm customers, commencing July 1, 2017. The reduction (referred to as the global adjustment refinancing) provided for in the Fair Hydro Act was to be recovered from specified electricity ratepayers in future years (referred to as the Clean Energy Adjustment).

The global adjustment refinancing was carried out by Fair Hydro Trust (the “Trust”), an entity established by OPG, which financed the shortfall during the 2017-18 fiscal year ($1,639 million) with subordinated debt from OPG to a maximum of 49 per cent of the Trust’s total outstanding debt, and the balance from third party lenders. Of the amount lent to the Trust from OPG, approximately 90 per cent of that amount ($721 million) was funded by equity injections from the Province, and 10 per cent was funded by debt borrowed by OPG from third party lenders ($82 million). As of March 31, 2024, the Trust owed $865 million to OPG and $900 million to third party lenders.

In September 2018, the government made a decision to make a future change to the Fair Hydro Act to cancel the global adjustment refinancing component as designed, including reducing the amount of the current electricity price reduction to be borne by future ratepayers, and making any recovery from future ratepayers optional.

In May 2019, the Fixing the Hydro Mess Act, 2019 received Royal Assent. Amendments to the Fair Hydro Act came into force on November 1, 2019. As a result of the amendments, the recovery of the price reductions are to be funded by the Crown instead of by future ratepayers. The government also introduced regulatory amendments to provide on-bill electricity price relief, effective November 1, 2019, with the Ontario Electricity Rebate (OER) replacing the global adjustment refinancing and rebate put in place under the Fair Hydro Plan.

In November 2020, the Province announced the Comprehensive Electricity Plan’s renewable cost shift (RCS) program, starting on January 1, 2021, under which a portion of the cost of specified wind, solar, and bioenergy contracts is funded by the Province, not ratepayers, to reduce the burden of these contracts on medium size and larger industrial and commercial employers. The annual expense to the Province is about $3.2 billion, though this is significantly offset by a reduction in the cost of the OER. The RCS annual expense is expected to decline year over year, as contracts expire. By about 2040, no further provincial funding would be required to subsidize the cost of these contracts.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management, and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

An agreement between the CNSC, the Province and OPG gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA.

ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC) TRANSACTIONS

For the year ended March 31, 2024

	2024	2023
	$	$
Retirement of loans from:
Publicly issued securities
Long-term	(2,827,300,000)	(478,300,000)
Non-publicly issued securities
Canada Pension Plan Investment Board	—	(38,130,000)
Proceeds of loans from:
Publicly issued securities
Long-term	1,565,910,000	56,266,000
Net change in short-term loans	725,000	6,217,000

Net increase (decrease) in
debentures and notes for OEFC purpose	(1,260,665,000)	(453,947,000)

Debt Guaranteed by the Province	(286,816)	(795,882,388)

Interest on securities from:
Publicly issued securities
Long-term	295,026,828	309,364,838
Short-term	32,522,583	23,303,260
Non-publicly issued securities
Canada Pension Plan Investment Board	—	1,174,404

	327,549,411	333,842,502

Recoveries from OEFC
Retirement of loans from:
Publicly issued securities
Long-term	2,827,300,000	478,300,000
Non-publicly issued securities
Canada Pension Plan Investment Board	—	38,130,000
Proceeds of loans from:
Publicly issued securities
Long-term	(1,565,910,000)	(56,266,000)
Net change in short-term loans	(725,000)	(6,217,000)

Net recoveries/(advances)	1,260,665,000	453,947,000

Debt Guaranteed by the Province	286,816	795,882,388

Interest on advances from:

Publicly issued securities
Long-term	(295,026,828)	(309,364,838)
Short-term	(32,522,583)	(23,303,260)
Non-publicly issued securities
Canada Pension Plan Investment Board	—	(1,174,404)

	(327,549,411)	(333,842,502)

CLAIMS AGAINST THE CROWN *

As at March 31, 2024

The following are claims arising from legal action either in progress or threatened against the Crown in respect of breach of contract, damages to persons and property and like items. The amounts claimed have not been specified, but in each case are expected to exceed $50 million.

1.	Mallory, Richard, et al v HMQRO, Plaintiff is seeking damages for wrongful arrest, conviction and imprisonment.
2.	Quinte, Elaine, et al v Algoma Central Properties – Elliot Lake Algo Mall Collapse – Class Action claim arising from the collapse of the Algo Centre Mall on June 23, 2012.
3.

Grann, Toni v HMQRO, MCSS (formerly Papassay, Holly v HMQRO): class action claim for damages and injuries suffered by members while in foster care facilities by Children’s Aid Societies across Ontario under the care of the Ministry of Children and Youth Services

4.	Johnson, Glenn, et al v. HMQRO: Draft class action claim for damages contemplated by a class comprised of inmates incarcerated at the EMDC between January 1, 2010 and August 25, 2013.
5.	Dadzie, Godday, et al v HMQRO: Notice of class proceeding brought on behalf of all immigrants detained by the CBSA.
6.	Lapple v. HMQ: Proposed class proceeding: all prisoners incarcerated or detained at all Ontario correctional facilities.
7.	Class Proceeding Concerning Inordinate Waitlists (Leroux, Mark Litigation Guardian of Leroux, Briana), the claim is framed in negligence, breach of fiduciary duty and breach of Charter rights.
8.	Francis, Conrey v. HMQRO: Notice of proposed class concerning systematic overuse of segregation/solitary confinement in correctional facilities.
9.	Chandra, Adrian v. HMQRO – Class action concerning the use of segregation in correctional facilities. Related to Francis, Conrey v. HMQRO.
10.	Ontario First Nations Limited Partnership; Ontario Lottery and Gaming Corporation: this matter concerns a revenue sharing agreement between OLG and Ontario.
11.

Jones, Kiwayne v HMQRO, proposed class action for $110 million in damages breach of duty, failing to maintain policies and procedures to protect the immigration status of class members; failing to preserve records of their immigration status; and failing to assist them.

12.	Keeping, Kirk (Class Action re Training Schools), the claim is framed in vicarious liability, negligence, and breach of fiduciary duty.
13.

1668153 Ontario Inc.: statement of claim for damages against HMQ (MOECC) and a district engineer at MOECC, amongst other. Claim alleges MOECC and the City of Vaughan misrepresented and acted in bad faith by deliberately delaying the plaintiffs’ residential development project.

14.

Bowman, Dana et al. v. Ontario, Minister of Children, Community and Social Services, proposed class action concerning the cancellation of the Basic Income Pilot Project, the Plaintiffs are seeking damages, declarations and/or orders to rectify the anticipatory breach of contract, negligence and misfeasance in public office.

15.	Quantz v Ontario, proposed class action seeking damages for the Crown’s alleged negligence in relation to unauthorized disclosure of ODSP recipient information.
16.	Labatt Brewing Company and Molson Canada re: intended challenge to legislation related to Bill 115.
17.

Betty Wei and Lawrence Vanderklei v. Ontario, Brian Mills, Anatol Monid, et al: The plaintiffs commenced a proposed class action seeking damages arising from the regulation by the Financial Services Commission of Ontario of entities involved in the marketing and sale of syndicated mortgage investments pertaining to a development in Kingston.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2024

18.

Banfi, Erwin v. Ontario, Town of Oakville, et al. August 14, 2020 – Ontario was served with the statement of claim seeking damages in $900 million on behalf of any person who owns (or owned in the period as of June 23, 2018 to the present) property in Oakville that may suffer damage or loss based upon a weather event equivalent to the Applicable Flood Event Standard, including the approximate area bordered by Burloak Drive, Lake Ontario, Winston Churchill Boulevard, and Dundas Street (“the Regulatory Flood Plain”). On September 11, 2019, Ontario was served a notice of proposed class action on behalf of the residents of Oakville, pursuant to the Crown Liabilities and Proceedings Act, seeking damages related to development approvals and the increased risk of flooding and that adversely affect watershed areas resulting in property damage and loss.

19.

SFF Solar Ltd., Sunshine Solar 2016 Inc., et al v. HMQRO: Notice of claim, on behalf of 8 supplier corporations who entered into Feed-In Tariff (“FIT”) 3, 4, and 5 contracts with the Electricity Systems Operator (“IESO”) between 2016 and 2018. The prospective plaintiffs allege that the IESO took instructions from the incoming PC government prior to June 29, 2018, to either delay the issuance of Notices to Proceed (i.e. approve the construction phase of the proponent’s solar or wind energy projects), or to defer those decisions. 2387276 Ontario Inc. et al v IESO et al: Action on behalf of 16 supplier corporations who entered into Feed-In Tariff (“FIT”) with the Electricity Systems Operator (“IESO”) between 2016 and 2018. They allege that a Ministerial Directive issued on July 5, 2018 to wind down the FIT program was unlawful.

20.

Robertson et al v. HMQRO et al. On July 15, 2020 Ontario was served with a Notice of Action for a proposed Class Proceeding concerning COVID-19 outbreaks in Long-Term Care Homes pursuant to the Class Proceedings Act, 1992.

21.

Ruben Stolove, et al. v Ontario Waypoint Centre for Mental Health Care, et al. On July 22, 2020, Ontario was served a notice of claim, pursuant to the Crown Liability and Proceedings Act, that a proposed class action may be brought on behalf of all involuntary patients of Waypoint Center regarding the alleged abuse suffered from 2000 to present.

22.

Fareau et al v. Bell Canada and HMQRO. Proposed class proceeding concerning the Offender Telephone Management System (OTMS). The proposed plaintiffs allege that a 2013 agreement between Bell Canada and HMQRO which provides for an unlawful commission on collect calls, generating substantial revenue for Ontario to which it is not entitled.

23.

Fire Loss at York Memorial Collegiate – 2690 Eglinton Ave. West: On June 20, 2019 the Toronto District School Board served notice of an intended claim against the Office of the Fire Marshal arising out of a fire on May 7, 2019 that burned down a substantial portion of the York Memorial Collegiate Secondary School and an adjacent community center owned by the City of Toronto.

24.

Dell, James, et al v. Ontario, MECP, AGO, et al. Notice of Claim brought as an application against HMQ arising from negligence from several individuals who reside near a waste disposal operation at 2021 Four Milk Creek Road, Niagara.

25.	Banman, Martha v. HMQRO, et al. Proposed class action against HMQRO in relation to the operation of the forensic program at the St. Thomas Psychiatric Hospital between 1976 and 1988.
26.

Poorkid Investment Inc., Coach Pyramids Inc. and Brian Haggith v. Ontario, Solicitor General Sylvia Jones, OPP Commissioner Thomas Carrique, OPP Chief Superintendent John Caine and OPP Inspector Philip Carter. Plaintiffs seek damages for misfeasance in public office, non-feasance and negligence for the defendants’ alleged failure to enforce the injunctions and adequately keep the peace in the Caledonia area.

27.

Proposed class action arising from a privacy breach that involved personal health information registered in the COVID-19 immunization system used by the Provincial Vaccine Contact Centre and vaccine administrators at clinics across the province. In November of 2021, there was a breach of Ontario’s COVID-19 immunization database. The breach was investigated by the Ontario Provincial Police, resulting in charges against two individuals.

28.	Twain, Jim Chief, Statement of claim for damages for negligence, breach of contract, fiduciary duty and treaty rights.
29.

Missanabie Cree First Nation v. Ontario and Canada, the Plaintiffs claim that they were not parties to Treaty 9 and therefore have unextinguished Aboriginal title. In the alternative, Plaintiffs claim if they are parties to Treaty 9 they have yet to receive their treaty land entitlement.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2024

30.

Six Nations of the Grand River Band, the plaintiffs seek an accounting in respect of the Crown’s management and sale of the lands originally granted to them in the 1780’s and 1790’s and in respect of the proceeds of subsequent sales of portions of those lands. The ultimate financial impact of this matter on Ontario cannot be determined at this time.

31.	Wikwemikong Indian Band Re: aboriginal title in islands in Lake Huron and Georgian Bay.
32.

The Begetikong Anishnabe First Nation (aka the Ojibways of Pic River) Chief Roy Michano, Councillor Duncan Michano and Councillor Arthur H. Fisher, the plaintiff First Nation claims to hold aboriginal title to a large tract of land on the northeastern shore of Lake Superior.

33.	Long Lake No. 58 First Nation. Plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
34.	Biinjitiwaabik Zaaging Anishinabek First Nation (Rocky Bay Band): claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
35.	Sand Point First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
36.	Pic Mobert First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
37.

Atikameksheng Anishna-wbek v Attorney General of Canada and HMQRO: claim for damages arising from the alleged unlawful alienation of the Plaintiff from reserve lands described in the Robinson-Huron Treaty.

38.	Pays Plat First Nation v. Canada and Ontario: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
39.

Whitesand First Nation & Red Rock First Nation Annuity Claims: Plaintiffs seek declaratory relief for increased annuity payable pursuant to Robinson-Superior Treaty 1850. The Ontario Court of Appeal released its decision in the matter on November 5, 2021, finding that pursuant to the terms of the 1850 Treaties, the Crown is required to share net resource revenues from the Treaty territories with Treaty First Nations. A trial to determine liability, damages, and allocation of damages between Canada and Ontario commenced on January 31, 2023 and concluded on September 26, 2023. On November 9, 2023, following the November 7 and 8, 2023 hearing of Ontario’s appeal and the plaintiffs’ cross-appeals of the November 5, 2021 decision of the Ontario Court of Appeal, the Supreme Court of Canada stayed all proceedings in the Superior Court of Justice pending the Supreme Court’s decision in the appeal and cross appeals. In a July 26, 2024 ruling, the Supreme Court stayed the trial for a further six months (until January 26, 2025) to provide time for the Crown and Superior Plaintiffs to negotiate compensation for past breaches of the treaty. If no agreement is reached within this time, the Supreme Court has directed the Crown to (i) exercise its discretion under the treaty to determine an amount of compensation and (ii) pay that amount forthwith. This amount, and the process utilized to determine it, would then be reviewable by the courts, based on the principles outlined by the Supreme Court in its decision. The ultimate financial impact of this matter on Ontario cannot be determined at this time, although such impact is likely to be material. In connection with this action, Ontario recorded a contingent liability in its consolidated financial statements for the fiscal year ended March 31, 2023.

40.

Aundeck OMNI Kaning First Nation et al: Amended claim still seeks recognition of aboriginal title over waters surrounding Manitoulin Island. Litigation on hold while parties attempt to negotiate a resolution.

41.	Northwest Angle No. 33 First Nation: Claim for flooding and related damages and a declaration of fiduciary duty to the plaintiffs.
42.

Restoule et al. v. Canada and Ontario: The plaintiffs seek declaratory relief recognizing an obligation on the Crown, now and in the past, to increase Robinson Huron Treaty of 1850 annuities to the extent the Crown can do so from the revenues generated by the surrendered lands, without incurring loss. They also seek an accounting and damages. The Ontario Court of Appeal released its decision in Restoule et. al. v. Canada and Ontario on November 5, 2021, finding that pursuant to the terms of the 1850 Treaties, the Crown is required to share net resource revenues from the Treaty territories with Treaty First Nations. Ontario’s appeal of the decision of the Court of Appeal to the Supreme Court of Canada was heard on November 7 and November 8, 2023. The Court reserved its decision. On June 17, 2023, announcement was made on the proposed out-of-court settlement of this litigation between the governments of Canada and Ontario and the Robinson Huron Treaty Litigation Fund with respect to past compensation. The proposed settlement included a payment of $10 billion, with Canada and Ontario each providing

$5 billion. On February 26, 2024, the Ontario Superior Court issued a partial judgment bringing the settlement agreement into force as of that date. The settlement addresses obligations of the Crown for the period from 1850 to January 18, 2024, and not the entire claim, the remainder of which is still the subject of litigation. The ultimate financial impact of the remainder of this matter on Ontario cannot be determined at this time. A liability will be recorded if an outcome adverse to the Province with respect to the remainder of the claim is assessed as likely and the amount of such liability can be reasonably estimated.
43.	Grand Chief Coon Come, Mathew: Notice of Action for aboriginal title and rights over the traditional territory.
44.

Gull Bay First Nation v. Canada and Ontario: the plaintiff claims that the Crown did not survey the reserve to which the plaintiff is entitled under the Robinson Superior Treaty of 1850 in a timely manner, which resulted in a smaller – than agreed reserve.

45.

Kitigan Zibi Anishinabeg et al v. Attorney General of Canada, National Capital Commission and HMQRO: the plaintiffs on behalf of the Algonquin Anishinabe Nation asserts Aboriginal title over lands in Ottawa on the Ottawa River at the west end of the city core.

46.

Red Rock First Nation and Whitesand First Nation v. Canada and Ontario: The plaintiffs claim a treaty land entitlement pursuant to the Robinson Superior Treaty on the basis that the plaintiff communities adhered to the treaty in 1850 by taking annuity payments.

47.

Iskatewizaagegan No. 39 Independent First Nation v. The City Of Winnipeg and HMQRO. The plaintiff claims compensation from Winnipeg pursuant to an Ontario Order-in-Council from 1913 allowing Winnipeg to enter upon and divert water from Shoal Lake where the plaintiff’s reserves are located. The plaintiff also claims damages from Ontario for breach of fiduciary duty.

48.

Chippewas of Saugeen and Nawash First Nations, regarding Bruce Peninsula, claim that the 1854 Treaty by which most of the Bruce Peninsula was surrendered to the Crown was not intended to include the beds of water bodies internal to the Peninsula of the shorelines of those water bodies or along the shores of Lake Huron or Georgian Bay.

CLAIMS AGAINST THE CROWN - CONCLUDED

As at March 31, 2024

49.

Foxgate Developments Inc. et al v. HMQRO: Notice of Claim for damages resulting from alleged losses suffered by the plaintiffs with respect to the disruption of their housing developments in the Caledonia area from protest activity.

50.

Ginoogaming First Nation v. Ontario et al.: Action by a Treaty 9 First Nation for damages, declarations and injunctions respecting an early mineral exploration permit issued in June 2019 and pending permit application.

51.

Mississaugas of Credit Nation claim asserting aboriginal title over portions of Lake Ontario, Lake Erie and water bodies (with flood pains) situated on lands in between. Also seeking monetary compensation for water bodies in third party hands.

52.

Sifto Canada Corp. v. The Minister of Finance, Multiple tax appeals filed by same taxpayer for several taxation years. The primary issue concerns the methodology required to be used by Sifto to compute its “profit” for the purposes of the Act.

53.	Bemco Confectionary and Sales Ltd.et al v. Minister of Finance: The Assessments under appeal relate to the sale of Cigars and Other Tobacco and include sales as far back as April 2010.
54.

Tennant Energy LLC. v. Government of Canada, Tennant Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to the feed-in tariff (FIT) program and the Green Energy Investment Agreement (GEIA) violate its rights under NAFTA, Chapter 11.

55.

Windstream Energy LLC v. Government of Canada, Windstream Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to its feed-in tariff (FIT) contract in the context of Ontario’s offshore wind moratorium, including the termination of the FIT contract violate Windstream’s rights under NAFTA, Chapter 11.

56.

West Corridor Constructors General Partnership and Her Majesty the Queen in right of Ontario as represented by the Minister of Transportation as represented by Infrastructure Ontario. Various disputes and claims by the contractor relating to Covid-related claims on the 401 Extension/Expansion Project.

57.	Wheatley Gas Leak – Notice of Claim in a proposed class action related to the recurring gas leak and explosion in Wheatley Ontario.
58.	Katherine Gandy and Emily Walker v. HMQRO et al. Proposed class action alleging that, by issuing birth alerts, Ontario and CASs breached pregnant persons’ fundamental constitutional rights.
59.

Grand Chief Stan Louttit, in his personal and representative capacities, and George Wesley v. Her Majesty the queen in right of Ontario. An application under the Human Rights Code alleging systemic discrimination on the basis of ancestry, place of origin and race in the provision of policing facilities and policing services.

60.

Her Majesty the Queen in right of Ontario as represented by the Minister of Transportation as represented by Infrastructure Ontario. Numerous and various disputes and claims by the contractor relating to the 427 Extension/Expansion Project.

*	Updated for changes up to date of 18-K filing.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, imports and exports, demographics and labour markets between 2010-2023.

Note: Updated as of October 18, 2024.

Ontario, Gross Domestic Product, 2010-2023							Table 1
	($ Billions)
	2010	2011	2012	2013	2014	2015	2016
Real GDP (chained $2017)	711.2	728.4	738.0	748.3	767.1	785.9	802.4
Household Consumption	399.0	405.7	411.7	420.6	431.8	444.7	455.5
Residential Construction	57.1	59.1	61.9	60.8	61.2	65.9	71.1
Non-residential Construction	18.3	22.5	24.3	23.2	25.9	29.0	26.7
Machinery and Equipment	24.5	25.3	25.1	22.3	25.9	28.4	25.0
Exports	347.5	366.1	374.9	387.5	404.1	413.2	419.1
Imports	351.0	369.4	372.9	379.9	400.8	411.3	413.9
Nominal GDP	631.6	660.4	680.8	696.2	727.0	760.4	790.7
Primary Household Income	424.9	444.8	459.9	473.8	490.4	512.6	520.5
Compensation of Employees	330.2	345.3	356.6	367.9	380.6	396.8	403.0
Net Operating Surplus - Corporations	74.4	83.4	85.9	84.8	94.2	97.2	109.7

Table 1 (continued)
	($ Billions)
	2017	2018	2019	2020	2021	2022	2023
Real GDP (chained $2017)	825.0	852.0	869.8	830.3	875.0	909.1	921.7
Household Consumption	474.6	488.9	497.3	457.9	478.8	512.7	521.5
Residential Construction	71.6	69.3	69.5	74.6	84.9	70.5	65.7
Non-residential Construction	26.8	30.7	31.0	30.1	30.1	30.5	31.6
Machinery and Equipment	26.6	28.4	30.3	27.0	32.1	31.0	26.8
Exports	421.0	432.1	445.8	409.8	424.4	441.7	461.8
Imports	426.8	438.1	441.0	403.4	429.0	451.4	464.2
Nominal GDP	825.0	860.1	893.2	874.4	960.2	1048.3	1093.5
Primary Household Income	541.5	567.5	593.1	592.5	642.9	695.2	741.4
Compensation of Employees	418.9	445.9	464.1	463.8	505.4	550.2	588.3
Net Operating Surplus - Corporations	111.4	113.2	113.5	128.1	135.2	127.2	111.0
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Gross Domestic Product, 2010-2023							Table 2
	(Per Cent Change)
	2010	2011	2012	2013	2014	2015	2016
Real GDP (chained $2017)	3.0	2.4	1.3	1.4	2.5	2.5	2.1
Household Consumption	3.6	1.7	1.5	2.2	2.7	3.0	2.4
Residential Construction	8.1	3.6	4.7	(1.8)	0.7	7.7	7.8
Non-residential Construction	1.6	22.7	8.0	(4.4)	11.2	12.1	(7.7)
Machinery and Equipment	9.7	3.2	(0.9)	(11.1)	16.0	9.9	(12.0)
Exports	8.2	5.4	2.4	3.4	4.3	2.3	1.4
Imports	11.7	5.2	1.0	1.9	5.5	2.6	0.6
Nominal GDP	5.5	4.6	3.1	2.3	4.4	4.6	4.0
Primary Household Income	2.8	4.7	3.4	3.0	3.5	4.5	1.5
Compensation of Employees	2.9	4.6	3.3	3.2	3.4	4.3	1.6
Net Operating Surplus – Corporations	32.9	12.1	3.0	(1.2)	11.0	3.2	12.9

Table 2 (continued)
	(Per Cent Change)
	2017	2018	2019	2020	2021	2022	2023
Real GDP (chained $2017)	2.8	3.3	2.1	(4.5)	5.4	3.9	1.4
Household Consumption	4.2	3.0	1.7	(7.9)	4.6	7.1	1.7
Residential Construction	0.8	(3.2)	0.3	7.3	13.9	(16.9)	(6.9)
Non-residential Construction	0.4	14.3	0.9	(2.6)	(0.1)	1.2	3.7
Machinery and Equipment	6.4	6.9	6.6	(10.8)	18.8	(3.6)	(13.4)
Exports	0.5	2.6	3.2	(8.1)	3.5	4.1	4.6
Imports	3.1	2.7	0.7	(8.5)	6.3	5.2	2.8
Nominal GDP	4.3	4.3	3.9	(2.1)	9.8	9.2	4.3
Primary Household Income	4.0	4.8	4.5	(0.1)	8.5	8.1	6.6
Compensation of Employees	3.9	6.4	4.1	(0.1)	9.0	8.9	6.9
Net Operating Surplus – Corporations	1.6	1.6	0.3	12.8	5.5	(5.9)	(12.8)
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2020-2023				Table 3
	(Chained $2017 Millions)
	2020	2021	2022	2023
Goods Producing Industries	173,436	181,084	184,746	184,099
Primary	14,796	15,155	15,658	15,867
Utilities	14,413	13,985	14,161	14,356
Construction	58,098	61,464	60,369	59,360
Manufacturing[1]	85,929	90,548	94,792	94,783
Services Producing Industries	596,522	628,592	654,945	669,158
Wholesale Trade	52,508	55,145	55,365	56,098
Retail Trade	36,758	39,043	40,408	40,389
Transportation and Warehousing	23,900	24,026	28,056	29,679
Information and Cultural	32,882	34,671	36,279	36,041
Finance and Insurance	78,262	82,321	83,285	83,616
Real Estate, Rental and Leasing	106,566	110,939	109,628	110,486
Professional and Administrative Services	81,630	87,587	95,766	98,571
Management of Companies and Enterprises	1,616	1,172	848	568
Education	43,974	46,825	47,812	48,761
Health Care and Social Services	53,818	57,608	59,498	61,342
Arts, Entertainment and Recreation	4,324	4,543	6,707	7,955
Accommodation and Food	10,269	11,422	14,089	15,038
Other Services	13,732	14,640	16,163	16,524
Public Administration	58,231	60,996	62,538	65,219
Total Production	769,942	809,659	839,497	852,729
[1] See Table 5 for detailed manufacturing industries. Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2020-2023				Table 4
	(Per Cent Change)
	2020	2021	2022	2023
Goods Producing Industries	(4.3)	4.4	2.0	(0.4)
Primary	(2.8)	2.4	3.3	1.3
Utilities	(0.6)	(3.0)	1.3	1.4
Construction	2.2	5.8	(1.8)	(1.7)
Manufacturing[1]	(9.2)	5.4	4.7	0.0
Services Producing Industries	(4.7)	5.4	4.2	2.2
Wholesale Trade	(0.3)	5.0	0.4	1.3
Retail Trade	(3.8)	6.2	3.5	0.0
Transportation and Warehousing	(27.3)	0.5	16.8	5.8
Information and Cultural	(1.3)	5.4	4.6	(0.7)
Finance and Insurance	3.9	5.2	1.2	0.4
Real Estate, Rental and Leasing	1.7	4.1	(1.2)	0.8
Professional and Administrative Services	(5.7)	7.3	9.3	2.9
Management of Companies and Enterprises	(29.4)	(27.5)	(27.6)	(33.0)
Education	(4.9)	6.5	2.1	2.0
Health Care and Social Services	(3.0)	7.0	3.3	3.1
Arts, Entertainment and Recreation	(36.8)	5.1	47.7	18.6
Accommodation and Food	(39.7)	11.2	23.4	6.7
Other Services	(10.7)	6.6	10.4	2.2
Public Administration	(1.6)	4.7	2.5	4.3
Total Production	(4.6)	5.2	3.7	1.6
[1] See Table 6 for detailed manufacturing industries. Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2020-2023				Table 5
	(Chained $2017 Millions)
	2020	2021	2022	2023
Manufacturing (Total)	85,929	90,548	94,792	94,783
Food, Beverage and Tobacco Products	13,923	14,708	15,159	15,216
Textile, Clothing and Leather Products	825	879	908	867
Wood Products and Furniture	4,225	4,559	5,131	5,026
Paper Products and Printing	3,856	3,682	3,444	3,158
Chemical and Petroleum Products	14,598	16,069	15,984	15,307
Plastic and Rubber Products	4,652	4,938	5,173	4,400
Primary Metal and Fabricated Metal Products	11,103	11,707	12,259	12,493
Machinery	6,525	7,552	8,100	8,537
Electrical and Electronic Products	5,414	5,670	6,022	5,698
Transportation Equipment	15,099	14,101	15,733	18,202
Other Manufacturing	5,746	6,675	7,073	6,421
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2020-2023				Table 6
	(Per Cent Change)

	2020	2021	2022	2023

Manufacturing (Total)	(9.2)	5.4	4.7	0.0
Food, Beverage and Tobacco Products	(2.2)	5.6	3.1	0.4
Textile, Clothing and Leather Products	(9.0)	6.6	3.3	(4.5)
Wood Products and Furniture	(10.3)	7.9	12.5	(2.0)
Paper Products and Printing	(19.6)	(4.5)	(6.5)	(8.3)
Chemical and Petroleum Products	5.7	10.1	(0.5)	(4.2)
Plastic and Rubber Products	(7.5)	6.1	4.8	(14.9)
Primary Metal and Fabricated Metal Products	(13.3)	5.4	4.7	1.9
Machinery	(12.7)	15.7	7.3	5.4
Electrical and Electronic Products	(5.3)	4.7	6.2	(5.4)
Transportation Equipment	(23.6)	(6.6)	11.6	15.7
Other Manufacturing	6.6	16.2	6.0	(9.2)
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Housing Market Indicators, 2020-2023				Table 7
	2020	2021	2022	2023

New Housing Market
Residential Construction, Current $ Millions	82,881	110,290	104,640	99,294
Per Cent Change	14.9	33.1	(5.1)	(5.1)
Real Residential Construction ($2017 Millions)	74,560	84,895	70,530	65,651
Per Cent Change	7.3	13.9	(16.9)	(6.9)
Housing Starts (Units)	81,305	99,566	96,080	89,297
Per Cent Change	17.9	22.5	(3.5)	(7.1)
Of which: Single-detached, urban areas (Units)	20,789	26,173	22,356	15,331
Per Cent Change	16.9	25.9	(14.6)	(31.4)
Multiple, urban areas (Units)	58,072	66,458	69,636	70,950
Per Cent Change	16.3	14.4	4.8	1.9
New Housing Price Index (Dec. 2016=100)	108	119	127	126
Per Cent Change	2.7	10.7	6.5	(0.6)
Resale Market
Home Resales (Units)	228,391	273,612	185,855	162,932
Per Cent Change	8.8	19.8	(32.1)	(12.3)
Average Resale Price ($)	705,964	869,969	929,106	870,582
Per Cent Change	16.1	23.2	6.8	(6.3)
Sources: Statistics Canada, Canada Mortgage and Housing Corporation, Canadian Real Estate Association and Ontario Ministry of Finance.

Selected Financial Indicators, 2010–2023	Table 8
	(Per Cent)
	2010	2011	2012	2013	2014	2015	2016
Interest Rates
Bank Rate	0.8	1.2	1.2	1.2	1.2	0.9	0.8
Prime Rate	2.6	3.0	3.0	3.0	3.0	2.8	2.7
10-Year Government Bonds	3.2	2.8	1.9	2.3	2.2	1.5	1.3
Three-month T-Bills	0.6	0.9	0.9	1.0	0.9	0.5	0.5
Mortgage Rates
5-Year Rate	5.6	5.4	5.3	5.2	4.9	4.7	4.7
1-Year Rate	3.5	3.5	3.2	3.1	3.1	3.0	3.1

Table 8 (continued)	(Per Cent)
	2017	2018	2019	2020	2021	2022	2023
Interest Rates
Bank Rate	0.9	1.7	2.0	0.8	0.5	2.1	5.0
Prime Rate	2.9	3.6	4.0	2.8	2.5	4.1	6.9
10-Year Government Bonds	1.8	2.3	1.6	0.8	1.4	2.8	3.4
Three-month T-Bills	0.7	1.4	1.7	0.4	0.1	2.2	4.7
Mortgage Rates
5-Year Rate	4.8	5.3	5.3	4.9	4.8	5.7	6.7
1-Year Rate	3.2	3.5	3.6	3.2	2.8	4.5	7.2
Source: Bank of Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2023				Table 9
		Value ($ Millions)	2023 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	72,636	32.7	28.8
2	Precious metals & stones	29,312	17.7	11.6
3	Mechanical equipment	26,196	17.2	10.4
4	Electrical Machinery	9,926	14.1	3.9
5	Plastic products	9,786	(7.2)	3.9
6	Iron and steel	8,695	(13.6)	3.5
7	Cereal and baked products	7,301	12.3	2.9
8	Pharmaceutical products	6,697	(5.8)	2.7
9	Scientific, photo & medical equipment	4,990	9.0	2.0
10	Iron & Steel products	4,863	4.4	1.9
11	Furniture and accessories	4,550	2.8	1.8
12	Oils & other petroleum products	4,062	(22.0)	1.6
13	Nickel & articles thereof	3,771	(11.8)	1.5
14	Aluminum & articles thereof	3,493	(8.1)	1.4
15	Miscellaneous chemical products	3,145	(1.6)	1.3
16	Paper products	2,591	3.2	1.0
17	Vegetables	2,533	16.4	1.0
18	Aircraft, spacecraft & articles thereof	2,361	13.7	0.9
19	Wood products	2,350	(20.6)	0.9
20	Inorganic chemicals	2,324	(16.6)	0.9
21	Perfumes and cosmetics	2,308	35.4	0.9
22	Copper & articles thereof	1,759	(8.2)	0.7
23	Meat	1,736	3.6	0.7
24	Miscellaneous metals	1,702	15.1	0.7
25	Rubber products	1,676	1.0	0.7

	All other commodities	31,605	4.8	12.5

	Total Exports	252,365	11.6	100.0
[1] International merchandise exports exclude re-exports and are reported on a customs basis. [2] Product groupings based on two-digit Harmonized System codes. Source: Statistics Canada.

Ontario, International Merchandise Imports by Major Commodity[1], 2023				Table 10
		Value ($ Millions)	2023 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	94,937	13.2	20.7
2	Mechanical equipment	63,064	7.1	13.8
3	Electrical Machinery	50,158	6.6	11.0
4	Precious metals & stones	22,207	6.0	4.9
5	Pharmaceutical products	20,948	(2.8)	4.6
6	Plastic products	17,196	(8.5)	3.8
7	Scientific, photo & medical equipment	13,451	8.3	2.9
8	Oils & other petroleum products	10,389	(16.6)	2.3
9	Iron & Steel products	8,451	(4.6)	1.9
10	Iron and steel	8,335	(2.7)	1.8
11	Organic Chemicals	8,143	(3.1)	1.8
12	Furniture and accessories	7,501	(2.1)	1.6
13	Paper products	5,427	(0.4)	1.2
14	Perfumes and cosmetics	4,917	11.9	1.1
15	Rubber products	4,735	1.0	1.0
16	Miscellaneous chemical products	4,658	(27.5)	1.0
17	Aircraft, spacecraft & articles thereof	4,647	40.6	1.0
18	Aluminum & articles thereof	4,358	(4.6)	1.0
19	Cereal and baked products	4,118	10.6	0.9
20	Fruits & nuts	4,066	5.9	0.9
21	Toys & sporting goods	4,037	(4.2)	0.9
22	Miscellaneous food products	3,891	11.6	0.9
23	Knitted Clothes	3,866	(12.4)	0.8
24	Beverages	3,560	(3.4)	0.8
25	Clothing & apparel	3,273	(0.5)	0.7

	All other commodities	77,545	(1.4)	16.9
	Domestic Imports	454,959	3.1	99.4
	Re-imports[2]	2,919	16.6	0.6

	Total Imports	457,878	3.2	100.0

[1] Product groupings based on two-digit Harmonized System codes. Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.

[2]  These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2023				Table 11
		Exports ($ Millions)	2023 Growth (Per Cent)	Per Cent of Total
1	United States	205,371	16.2	81.4
2	United Kingdom	10,145	(25.9)	4.0
3	Hong Kong	3,834	65.0	1.5
4	Mexico	3,769	16.1	1.5
5	China	3,238	14.1	1.3
6	Norway	2,742	(23.9)	1.1
7	Japan	2,405	7.5	1.0
8	Germany	2,364	(29.9)	0.9
9	Switzerland	2,167	62.5	0.9
10	Saudi Arabia	1,471	62.9	0.6
11	Netherlands	1,006	(47.1)	0.4
12	Korea, South	876	(0.9)	0.4
13	France	866	17.8	0.3
14	Italy	847	(10.8)	0.3
15	Australia	739	(35.4)	0.3
16	Belgium	702	(17.5)	0.3
17	India	563	26.1	0.2
18	United Arab Emirates	558	27.6	0.2
19	Spain	462	(8.3)	0.2
20	Brazil	425	19.3	0.2
21	Ireland	409	(10.7)	0.2
22	Singapore	395	11.1	0.2
23	Ukraine	391	421.7	0.2
24	Malaysia	370	15.5	0.2
25	Poland	351	(5.0)	0.1

	All other countries	5,897	(3.5)	2.3

	Total Exports	252,365	11.6	100.0
[1] International merchandise exports exclude re-exports and are reported on a customs basis. Source: Statistics Canada.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2023				Table 12
		Imports ($ Millions)	2023 Growth (Per Cent)	Per Cent of Total
1	United States	241,205	3.1	52.7
2	China	49,680	(11.3)	10.9
3	Mexico	36,466	13.7	8.0
4	Japan	13,782	20.6	3.0
5	Germany	11,755	6.5	2.6
6	Korea, South	10,149	10.9	2.2
7	Vietnam	8,235	13.8	1.8
8	Switzerland	6,599	11.9	1.4
9	Italy	6,045	3.3	1.3
10	Brazil	5,036	17.6	1.1
11	India	4,304	(2.9)	0.9
12	Taiwan	4,039	(13.8)	0.9
13	Peru	3,947	25.9	0.9
14	France	3,377	17.5	0.7
15	United Kingdom	3,151	(2.3)	0.7
16	Portugal	2,951	75.0	0.6
17	Thailand	2,840	(5.4)	0.6
18	Ireland	2,354	(20.8)	0.5
19	Malaysia	2,250	(8.2)	0.5
20	Belgium	2,195	(6.3)	0.5
21	South Africa	2,170	26.1	0.5
22	Denmark	1,811	43.6	0.4
23	Sweden	1,766	16.8	0.4
24	Spain	1,762	0.5	0.4
25	Indonesia	1,664	21.8	0.4

	All other countries	28,344	0.1	6.2
	Domestic Imports	454,959	3.1	99.4
	Re-imports[2]	2,919	16.6	0.6

	Total Imports	457,878	3.2	100.0
[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, Selected Demographic Characteristics, 2016–2024[1]									Table 13
	2016	2017	2018	2019	2020	2021	2022	2023	2024
Total Population (000s)	13,877	14,078	14,327	14,574	14,762	14,842	15,141	15,623	16,124
Annual average Growth over Preceding Year (%)	1.2	1.5	1.8	1.7	1.3	0.5	2.0	3.2	3.2
Median Age (Years)	40.7	40.7	40.6	40.5	40.5	40.7	40.4	39.9	39.6

Age Group Shares (%)
0–4	5.2	5.1	5.1	5.0	4.9	4.9	4.7	4.6	4.4
5–14	11.0	10.9	10.8	10.8	10.7	10.7	10.6	10.4	10.2
15–24	13.0	13.0	13.0	12.9	12.6	12.2	12.4	12.7	13.0
25–44	26.5	26.5	26.7	27.0	27.3	27.6	28.0	28.8	29.5
45–64	28.1	27.9	27.5	27.1	26.8	26.6	26.0	25.2	24.6
65–74	9.2	9.4	9.6	9.8	10.0	10.3	10.3	10.2	10.2
75+	7.1	7.2	7.3	7.4	7.5	7.7	8.0	8.1	8.1
Total Fertility Rate[2]	1.52	1.50	1.46	1.42	1.35	1.37	1.27	1.22	—

Life Expectancy at Birth (Years) [2]
Female	84.4	84.4	84.4	84.7	84.4	84.4	84.1	—	—
Male	80.4	80.2	80.2	80.4	79.9	79.6	79.6	—	—

Families (000s)	3,832	3,883	3,953	4,010	4,039	4,105	4,170	—	—
Households (000s)[3]	5,169	—	—	—	—	5,491	—	—	—
[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	Households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2014-15 to 2023-24[1]					Table 14
	(Thousands)
	2014–15	2015–16	2016–17	2017–18	2018–19
Population at Beginning of Period	13,618	13,709	13,877	14,078	14,327
Births	140	141	141	141	141
Deaths	98	97	102	107	106
Immigrants	90	120	99	133	139
Net Emigrants[2]	24	25	22	14	14
Net Change in Non-permanent Residents	5	30	64	77	71
Interprovincial Arrivals	63	72	72	70	67
Interprovincial Departures	72	63	58	60	60
Population Growth During Period	92	167	202	248	247
Population at End of Period[3]	13,709	13,877	14,078	14,327	14,574
Population Growth (%)	0.7	1.2	1.5	1.8	1.7

Table 14 (continued)	(Thousands)
	2019–20	2020–21	2021–22	2022–23	2023–24
Population at Beginning of Period	14,574	14,762	14,842	15,141	15,623
Births	141	137	138	135	141
Deaths	112	117	120	127	131
Immigrants	127	108	227	199	198
Net Emigrants[2]	15	11	22	24	24
Net Change in Non-permanent Residents	36	-26	107	328	343
Interprovincial Arrivals	75	56	77	77	69
Interprovincial Departures	72	75	108	106	92
Population Growth During Period	188	81	299	482	501
Population at End of Period[3]	14,762	14,842	15,141	15,623	16,124
Population Growth (%)	1.3	0.5	2.0	3.2	3.2
[1]	Population estimates are for the period from July 1 to June 30 of each year (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components may not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2010–2023	Table 15
	2010	2011	2012	2013	2014	2015	2016
Labour Force (000s)	7,176	7,238	7,284	7,367	7,385	7,386	7,443
Annual Labour Force Growth (%)	1.2	0.9	0.6	1.1	0.2	0.0	0.8
Participation Rate (%)
Male	71.5	71.5	71.2	71.0	70.6	70.4	69.9
Female	62.7	62.3	61.9	62.2	61.6	60.8	60.6
Share of Labour Force (%)
Youth (15–24)	15.4	15.5	15.2	15.2	15.2	14.9	14.6
Older Workers (55+)	16.9	17.4	18.0	18.6	19.3	19.9	20.6

Table 15 (continued)
	2017	2018	2019	2020	2021	2022	2023
Labour Force (000s)	7,576	7,679	7,867	7,788	8,049	8,190	8,393
Annual Labour Force Growth (%)	1.8	1.4	2.4	(1.0)	3.3	1.8	2.5
Participation Rate (%)
Male	70.0	69.6	70.0	68.6	69.9	69.9	70.0
Female	60.7	60.5	60.8	59.1	60.7	61.2	61.2
Share of Labour Force (%)
Youth (15–24)	14.8	14.8	14.9	14.1	14.0	14.2	14.3
Older Workers (55+)	21.0	21.2	21.6	22.0	22.2	21.7	21.4

Source: Statistics Canada.

Ontario, Employment, 2010–2023	Table 16
	2010	2011	2012	2013	2014	2015	2016
Total Employment (000s)	6,547	6,658	6,703	6,807	6,840	6,887	6,956
Male	3,382	3,460	3,487	3,532	3,566	3,604	3,642
Female	3,166	3,198	3,216	3,275	3,274	3,283	3,315
Annual Employment Growth (%)	1.6	1.7	0.7	1.6	0.5	0.7	1.0
Net Job Creation (000s)	103	111	45	104	33	47	69
Public-sector Employment (000s)	1,239	1,267	1,257	1,278	1,260	1,276	1,281
Private-sector Employment (000s)	4,300	4,378	4,425	4,488	4,542	4,545	4,613
Self-employment (000s)	1,009	1,013	1,022	1,040	1,038	1,065	1,062
Manufacturing Employment
(% of total)	11.7	11.7	11.8	11.3	11.2	11.1	11.3
Services Employment
(% of total)	79.0	78.9	78.7	79.3	79.6	79.6	79.3
Part-time (% of total)	19.7	19.5	19.3	19.7	19.6	19.0	19.1
Average Hours Worked Per Week[1]	36.0	36.3	36.5	36.2	35.8	36.3	36.3

Table 16 (continued)
	2017	2018	2019	2020	2021	2022	2023
Total Employment (000s)	7,117	7,246	7,429	7,026	7,393	7,732	7,915
Male	3,730	3,809	3,902	3,717	3,892	4,060	4,165
Female	3,387	3,437	3,528	3,309	3,502	3,672	3,750
Annual Employment Growth (%)	2.3	1.8	2.5	-5.4	5.2	4.6	2.4
Net Job Creation (000s)	161	129	183	-403	367	338	183
Public-sector Employment (000s)	1,299	1,319	1,344	1,328	1,429	1,516	1,540
Private-sector Employment (000s)	4,742	4,810	4,937	4,600	4,876	5,127	5,296
Self-employment (000s)	1,077	1,117	1,149	1,098	1,088	1,089	1,079
Manufacturing Employment
(% of total)	11.2	11.0	10.4	10.4	10.5	10.2	10.2
Services Employment
(% of total)	79.5	79.6	80.2	79.9	80.2	80.0	80.0
Part-time (% of total)	19.3	18.8	18.7	17.4	17.6	17.6	17.3
Average Hours Worked Per Week[1]	35.9	36.3	35.8	35.9	36.2	36.1	36.2
[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2010–2023	Table 17
	2010	2011	2012	2013	2014	2015	2016
Total Unemployment (000s)	629	580	581	561	545	500	486
Unemployment Rate (%)	8.8	8	8	7.6	7.4	6.8	6.5
Male	9.4	8.3	8.3	8	7.6	7.1	6.8
Female	8.1	7.7	7.6	7.2	7.1	6.4	6.2
Greater Toronto Area (GTA)[1]	9.2	8.6	8.8	8.2	8.1	7.1	6.9
Northern Ontario	8.5	7.9	7.2	7.5	6.8	7.2	7.4
Youth (15–24)	16.9	15.5	16.7	15.4	15.2	14.3	13.4
Older Workers (55+)	6.6	6.2	5.9	5.8	5.6	5.0	5.0
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	24.5	23.6	21.7	23.0	22.5	19.8	19.7
Youth (15–24)	29.8	30.0	31.8	30.8	31.4	31.6	29.9
Older Workers (55+)	12.8	13.5	13.4	14.1	14.6	14.6	15.9
Average Duration (weeks)	21.8	21.9	21.8	21.9	21.9	20.1	19.9
Youth (15–24)	11.2	12	12.5	12.3	13.2	12.1	11
Older Workers (55+)	33.8	34.6	33.9	32.4	32.1	31.5	30.7

Table 17 (continued)
	2017	2018	2019	2020	2021	2022	2023
Total Unemployment (000s)	459	434	438	762	656	459	478
Unemployment Rate (%)	6.1	5.6	5.6	9.8	8.1	5.6	5.7
Male	6.3	5.6	5.7	9.6	8.1	5.5	5.6
Female	5.8	5.7	5.4	10	8.2	5.7	5.8
Greater Toronto Area (GTA)[1]	6.5	6	5.9	11	9.2	6.3	6.2
Northern Ontario	6.6	6.1	6.0	7.9	6.8	4.6	5.3
Youth (15–24)	11.7	11.7	11.7	22.1	15.9	11.5	12.5
Older Workers (55+)	4.7	4.2	4.3	7.3	7.4	4.6	4.1
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	19.3	16.3	15.1	15.0	28.2	18.2	16.7
Youth (15–24)	28.7	30.7	31.2	32.0	27.3	29.2	31.4
Older Workers (55+)	16.3	15.9	16.5	16.3	20.3	17.8	15.4
Average Duration (weeks)	19.1	17.2	16	15.4	23	19.7	17.6
Youth (15–24)	10.4	9.1	9.4	11.8	14.4	10.2	11.5
Older Workers (55+)	31.4	28.3	27	21.1	29	30.1	26.3
[1]	Based on Economic Region 530, which closely matches the GTA, the main exception being that it excludes the city of Burlington.

Source: Statistics Canada.

Ontario, Employment by Industry, 2014–2023	Table 18
	(Thousands)
	2014	2015	2016	2017	2018
Goods Producing Industries	1,394	1,407	1,440	1,458	1,477
Primary Industries	112	115	108	100	103
Manufacturing	763	765	784	798	794
Construction	469	477	496	512	528
Utilities	50	50	52	48	52
Services Producing Industries	5,446	5,480	5,516	5,660	5,769
Trade	1,064	1,057	1,056	1,109	1,102
Transportation and Warehousing	323	318	328	337	370
Finance, Insurance, Real Estate and Leasing	506	530	540	555	572
Professional, Scientific and Technical Services	557	575	582	616	638
Business, Building and Other Support	329	327	315	303	316
Educational Services	488	515	500	497	519
Health Care and Social Assistance	793	800	824	851	849
Information, Culture and Recreation	306	299	306	307	306
Accommodation and Food Services	447	445	441	448	465
Public Administration	361	345	350	360	351
Other Services	275	271	273	278	282
Total Employment	6,840	6,887	6,956	7,117	7,246

Table 18 (continued)	Ontario, Employment by Industry, 2014–2023
	(Thousands)
	2019	2020	2021	2022	2023
Goods Producing Industries	1,475	1,416	1,466	1,544	1,586
Primary Industries	109	103	101	108	119
Manufacturing	770	733	775	787	808
Construction	544	531	539	588	596
Utilities	51	49	51	60	63
Services Producing Industries	5,955	5,610	5,927	6,188	6,329
Trade	1,120	1,058	1,113	1,148	1,124
Transportation and Warehousing	392	347	366	378	397
Finance, Insurance, Real Estate and Leasing	604	602	634	676	679
Professional, Scientific and Technical Services	679	688	750	801	828
Business, Building and Other Support	309	284	276	284	283
Educational Services	535	512	549	561	565
Health Care and Social Assistance	891	853	899	934	971
Information, Culture and Recreation	305	271	299	317	328
Accommodation and Food Services	460	346	372	399	427
Public Administration	372	388	412	439	454
Other Services	290	261	258	253	273
Total Employment	7,429	7,026	7,393	7,732	7,915
Note: Industrial groupings based on North American Industry Classification System (NAICS). Source: Statistics Canada.

Ontario, Growth in Employment by Industry, 2014–2023	Table 19
	(Per Cent Change)
	2014	2015	2016	2017	2018
Goods Producing Industries	(1.2)	0.9	2.4	1.2	1.3
Primary Industries	(6.1)	3.1	(5.8)	(7.6)	2.6
Manufacturing	(0.8)	0.3	2.5	1.7	(0.5)
Construction	(0.4)	1.7	4.0	3.2	3.2
Utilities	(2.3)	(1.2)	3.6	(6.8)	8.5
Services Producing Industries	0.9	0.6	0.7	2.6	1.9
Trade	2.8	(0.6)	(0.1)	5.0	(0.6)
Transportation and Warehousing	(3.1)	(1.5)	3.3	2.5	10.0
Finance, Insurance, Real Estate and Leasing	(1.5)	4.8	2.0	2.6	3.0
Professional, Scientific and Technical Services	2.3	3.3	1.1	5.9	3.6
Business, Building and Other Support	0.9	(0.5)	(3.5)	(4.0)	4.3
Educational Services	0.7	5.4	(2.8)	(0.7)	4.4
Health Care and Social Assistance	2.1	0.9	3.0	3.3	(0.2)
Information, Culture and Recreation	0.6	(2.3)	2.6	0.3	(0.4)
Accommodation and Food Services	2.7	(0.4)	(0.9)	1.5	3.8
Public Administration	(1.2)	(4.4)	1.5	2.9	(2.5)
Other Services	(1.9)	(1.5)	0.9	1.9	1.6
Total Employment	0.5	0.7	1.0	2.3	1.8

Table 19 (continued)	Ontario, Growth in Employment by Industry, 2014–2023
	(Per Cent Change)
	2019	2020	2021	2022	2023
Goods Producing Industries	(0.1)	(4.0)	3.6	5.3	2.8
Primary Industries	6.0	(5.5)	(2.0)	7.4	9.9
Manufacturing	(3.0)	(4.9)	5.8	1.5	2.7
Construction	3.0	(2.4)	1.5	9.2	1.4
Utilities	(1.5)	(4.9)	5.1	16.7	5.3
Services Producing Industries	3.2	(5.8)	5.6	4.4	2.3
Trade	1.6	(5.5)	5.3	3.1	(2.1)
Transportation and Warehousing	5.9	(11.5)	5.3	3.5	4.9
Finance, Insurance, Real Estate and Leasing	5.7	(0.3)	5.3	6.5	0.4
Professional, Scientific and Technical Services	6.3	1.4	9.0	6.8	3.5
Business, Building and Other Support	(2.3)	(8.0)	(2.8)	3.0	(0.6)
Educational Services	3.1	(4.2)	7.2	2.2	0.8
Health Care and Social Assistance	4.9	(4.2)	5.4	3.8	4.0
Information, Culture and Recreation	(0.3)	(11.2)	10.2	6.1	3.7
Accommodation and Food Services	(1.0)	(24.7)	7.5	7.1	7.0
Public Administration	5.9	4.4	6.0	6.7	3.4
Other Services	2.7	(9.9)	(1.2)	(2.2)	7.9
Total Employment	2.5	(5.4)	5.2	4.6	2.4

Note: Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Labour Compensation, 2010–2023	Table 20
	2010	2011	2012	2013	2014	2015	2016
Average Weekly Earnings ($)[1]	881.35	893.36	905.89	919.86	938.31	963.15	974.09
Increase (%)	3.9	1.4	1.4	1.5	2.0	2.6	1.1
CPI Inflation (%)	2.5	3.1	1.4	1.0	2.4	1.2	1.8
AWE Increase Less CPI Inflation (%)	1.4	(1.7)	0.0	0.6	(0.4)	1.5	(0.7)
AWE – Manufacturing ($)	998.78	1,005.78	1,036.52	1,049.68	1,070.97	1,106.78	1,118.95
Increase (%)	5.2	0.7	3.1	1.3	2.0	3.3	1.1
Increase Less CPI Inflation (%)	2.7	(2.4)	1.6	0.3	(0.3)	2.2	(0.7)
Wage Settlement Increases (%)[2]
All Sectors	2.0	1.7	1.3	1.0	1.5	1.0	1.6
Public	1.9	1.6	1.4	0.5	1.4	0.8	1.4
Private	2.0	1.9	1.2	2.3	1.9	1.6	1.9
Person Days Lost Due to Strikes and Lockouts (000s)	705	352	201	288	132	337	245
Minimum Wage at Year-end ($/hour)	10.25	10.25	10.25	10.25	11.00	11.25	11.40

Table 20 (continued)
	2017	2018	2019	2020	2021	2022	2023
Average Weekly Earnings ($)[1]	992.74	1,021.37	1,049.11	1,125.87	1,165.62	1,193.26	1,231.95
Increase (%)	1.9	2.9	2.7	7.3	3.5	2.4	3.2
CPI Inflation (%)	1.7	2.4	1.9	0.7	3.5	6.8	3.8
AWE Increase Less CPI Inflation (%)	0.2	0.5	0.9	6.7	0.1	(4.4)	(0.6)
AWE – Manufacturing ($)	1,124.38	1,120.80	1,161.63	1,182.16	1,203.39	1,285.81	1,332.33
Increase (%)	0.5	(0.3)	3.6	1.8	1.8	6.8	3.6
Increase Less CPI Inflation (%)	(1.2)	(2.7)	1.8	1.1	(1.7)	0.1	(0.2)
Wage Settlement Increases (%)[2]
All Sectors	1.9	1.7	1.9	1.4	1.3	2.8	3.9
Public	1.9	1.7	1.5	1.3	1.1	2.2	3.8
Private	2.0	1.9	2.2	1.7	2.1	4.0	4.2
Person Days Lost Due to Strikes and Lockouts (000s)	418	303	355	849	246	948	328
Minimum Wage at Year-end ($/hour)	11.60	14.00	14.00	14.25	14.35	15.50	16.55
[1]	Average Weekly Earnings (AWE) includes overtime.
[2]

Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour, Immigration, Training and Skills Development.

Sources: Statistics Canada, Ontario Ministry of Labour, Immigration, Training and Skills Development and Ontario Ministry of Finance.

Ontario, Employment Level by Economic Regions, 2014–2023	Table 21
	(Thousands)
	2014	2015	2016	2017	2018
Ontario	6,840	6,887	6,956	7,117	7,246
Region: [1]
East	901	886	903	907	922
Ottawa (510)	693	686	692	698	716
Kingston-Pembroke (515)	208	200	211	209	206
Greater Toronto Area (530)[2]	3,222	3,282	3,321	3,393	3,472
Central	1,584	1,595	1,599	1,670	1,676
Muskoka-Kawarthas (520)	185	167	169	184	181
Kitchener-Waterloo-Barrie (540)	699	712	711	737	741
Hamilton-Niagara Peninsula (550)	700	716	719	750	754
Southwest	776	776	785	794	817
London (560)	322	329	331	334	343
Windsor-Sarnia (570)	302	299	305	307	313
Stratford-Bruce Peninsula (580)	152	148	148	153	162
North	358	349	350	354	359
Northeast (590)	257	250	248	249	253
Northwest (595)	101	99	101	105	106
Table 21 (continued)	(Thousands)
	2019	2020	2021	2022	2023
Ontario	7,429	7,026	7,393	7,732	7,915
Region: [1]
East	968	910	954	1,000	1,030
Ottawa (510)	749	707	737	766	802
Kingston-Pembroke (515)	219	203	217	235	228
Greater Toronto Area (530)[2]	3,576	3,388	3,569	3,729	3,829
Central	1,709	1,615	1,693	1,780	1,819
Muskoka-Kawarthas (520)	176	173	178	187	195
Kitchener-Waterloo-Barrie (540)	767	733	766	806	839
Hamilton-Niagara Peninsula (550)	766	709	749	787	785
Southwest	817	771	833	865	881
London (560)	344	343	371	390	392
Windsor-Sarnia (570)	312	273	303	312	334
Stratford-Bruce Peninsula (580)	162	156	160	162	155
North	359	343	345	358	356
Northeast (590)	255	248	246	258	253
Northwest (595)	104	95	99	100	103
[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the City of Burlington.

Bracketed numbers indicate the economic region code as defined by Statistics Canada, Standard Geographical Classification SGC 2016.

Note: All figures are average annual employment levels.

Source: Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2023	Table 22
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	7,915	79	40	808
Region:
East	1,030	11	—	63
Ottawa (510)	802	8	—	39
Kingston-Pembroke (515)	228	2	—	23
Greater Toronto Area (530)	3,829	7	6	347
Central	1,819	26	2	244
Muskoka-Kawarthas (520)	195	4	—	21
Kitchener-Waterloo-Barrie (540)	839	10	—	126
Hamilton-Niagara Peninsula (550)	785	12	2	97
Southwest	881	33	4	134
London (560)	392	11	—	55
Windsor-Sarnia (570)	334	8	2	59
Stratford-Bruce Peninsula (580)	155	13	2	20
North	356	3	25	21
Northeast (590)	253	3	19	16
Northwest (595)	103	—	6	5
Table 22 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Professional and Management[3]	Information, Culture and Recreation[4]
Ontario	596	741	1,790	328
Region:
East	81	66	191	34
Ottawa (510)	61	52	158	27
Kingston-Pembroke (515)	20	15	33	6
Greater Toronto Area (530)	241	405	1,094	182
Central	165	163	331	73
Muskoka-Kawarthas (520)	18	14	30	10
Kitchener-Waterloo-Barrie (540)	80	72	163	31
Hamilton-Niagara Peninsula (550)	67	77	138	32
Southwest	78	79	135	28
London (560)	35	35	69	13
Windsor-Sarnia (570)	25	26	47	11
Stratford-Bruce Peninsula (580)	19	18	18	4
North	31	30	39	12
Northeast (590)	23	20	29	9
Northwest (595)	9	9	11	3

Table 22 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education
Ontario	843	699	565
Region:
East	114	91	74
Ottawa (510)	88	69	53
Kingston-Pembroke (515)	28	22	21
Greater Toronto Area (530)	395	329	261
Central	198	174	140
Muskoka-Kawarthas (520)	23	21	15
Kitchener-Waterloo-Barrie (540)	88	74	64
Hamilton-Niagara Peninsula (550)	87	79	61
Southwest	94	76	61
London (560)	40	32	28
Windsor-Sarnia (570)	35	30	23
Stratford-Bruce Peninsula (580)	18	13	9
North	43	30	30
Northeast (590)	29	21	21
Northwest (595)	11	9	9

Table 22 (continued)	(Thousands)
	Health & Social Assistance	Public Administration
Ontario	971	454
Region:
East	125	177
Ottawa (510)	90	157
Kingston-Pembroke (515)	35	20
Greater Toronto Area (530)	421	142
Central	228	73
Muskoka-Kawarthas (520)	28	10
Kitchener-Waterloo-Barrie (540)	98	31
Hamilton-Niagara Peninsula (550)	103	32
Southwest	128	34
London (560)	60	14
Windsor-Sarnia (570)	51	16
Stratford-Bruce Peninsula (580)	18	4
North	68	28
Northeast (590)	44	21
Northwest (595)	24	7

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed to meet the confidentiality requirements of the Statistics Act.

Bracketed numbers indicate the economic region code as defined by Statistics Canada, Standard Geographical Classification SGC 2016.

See standard deviation and GTA note from Table 22.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Quarrying, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Business, Building and Other Support Services; and Professional, Scientific and Technical Services.
[4]

Includes Information and Cultural Industries and Arts, Entertainment and Recreation (such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation).

[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 23
East
Ottawa (510)	The United Counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The Counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The Counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The Counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The Divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the City of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the Regional Municipalities of Durham, York, Peel and Halton (excluding the City of Burlington)

Southwest

London (560)	The Counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The Counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The Counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The Districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The Districts of Thunder Bay, Rainy River and Kenora
[1] As defined by Statistics Canada, Standard Geographical Classification SGC 2016. [2] Economic Region 530 closely matches the GTA, the main exception being that it excludes the City of Burlington.